UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Blockbuster Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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April 15, 2009

Dear Blockbuster Stockholder:

You are cordially invited to attend the 2009 annual meeting of stockholders of Blockbuster Inc. on Thursday, May 28, 2009, at 10:00 a.m., Central Standard Time. The meeting will be held at 1201 Elm Street, 42nd floor, Dallas, Texas 75270.

The accompanying notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting, which includes:

(1)	the election of nine directors, each for a term ending on the date of our next annual meeting;

(2)	the amendment of the Blockbuster Inc. 2004 Long-Term Management Incentive Plan to increase the number of shares of Blockbuster Inc. Class A common stock available for issuance under the plan and approval of the material terms of the amended plan so that designated awards under the amended plan may qualify for deductibility under Section 162(m) of the Internal Revenue Code;

(3)	the approval of the material terms of the Blockbuster Inc. Senior Executive Annual Performance Bonus Plan so that designated awards under the plan may qualify for deductibility under Section 162(m) of the Internal Revenue Code;

(4)	the approval of the following advisory (non-binding) resolution:

“RESOLVED, that the stockholders hereby ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis).”

(5)	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2009.

Directors and officers of Blockbuster will be present to help host the meeting.

Please note that we are requiring a form of personal identification and, for beneficial owners, appropriate proof of ownership of our common stock to attend the annual meeting. For more information, please refer to the proxy statement.

Please refer to the proxy statement for detailed information on each of these proposals and the annual meeting. We urge you to review the materials carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

Thank you for your continued interest and support. I look forward to seeing you at the meeting.

Sincerely,

James W. Keyes
Chairman of the Board and Chief Executive Officer

BLOCKBUSTER INC.

1201 Elm Street

Dallas, Texas 75270

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 28, 2009

NOTICE IS HEREBY GIVEN that the 2009 annual meeting of stockholders of Blockbuster Inc., a Delaware corporation, will be held at 1201 Elm Street, 42nd floor, Dallas, Texas 75270, on Thursday, May 28, 2009, at 10:00 a.m., Central Standard Time, for the following purposes:

(1)	To elect nine directors;

(2)	To approve an amendment to the Blockbuster Inc. 2004 Long-Term Management Incentive Plan to increase the number of shares of Blockbuster Inc. Class A common stock available for issuance under the plan and approve the material terms of the amended plan so that designated awards under the amended plan may qualify for deductibility under Section 162(m) of the Internal Revenue Code;

(3)	To approve the material terms of the Blockbuster Inc. Senior Executive Annual Performance Bonus Plan so that designated awards under the plan may qualify for deductibility under Section 162(m) of the Internal Revenue Code;

(4)	To approve the following advisory (non-binding) resolution:

“RESOLVED, that the stockholders hereby ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis).”

(5)	To ratify the appointment of PricewaterhouseCoopers LLP as Blockbuster’s independent registered public accounting firm for fiscal 2009; and

(6)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on April 3, 2009 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

We are pleased to be utilizing the Securities and Exchange Commission’s “notice and access” rule that allows companies to offer proxy materials to stockholders primarily over the Internet. We believe that this process should expedite our stockholders’ receipt of proxy materials and lower the costs of our annual meeting. On April 15, 2009, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2009 proxy statement and 2008 annual report to stockholders and how to vote via the Internet. The notice also included instructions on how to receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the proxy statement and annual report to stockholders, which are available on the Internet.

Your vote is important. We urge you to review these materials carefully and to vote by Internet, telephone or proxy card as promptly as possible.

By Order of the Board of Directors,

Eric H. Peterson
Executive Vice President,
General Counsel and Secretary

Dallas, Texas

April 15, 2009

Page
GENERAL INFORMATION	1

2009 Annual Meeting Date and Location	1
Delivery of Proxy Materials	1
Voting by Class A Common Stockholders and Class B Common Stockholders	2
Annual Meeting Admission	5
Solicitation Expenses	5
Copies of the Annual Report	5

CORPORATE GOVERNANCE	6

Governance Overview	6
Board of Directors and Board Committees	6
Director Nomination Process	8
Related Party Transaction and Director Independence	8
Executive Sessions and the Presiding Director	10
Communications with Non-Management Directors and Other Board Communications	10
Audit Committee Financial Experts and Financial Literacy	11
Policies on Business Conduct and Ethics	11
Director Attendance at Annual Meetings	11
Processes and Procedures for Determining Executive and Director Compensation	12
Management Certifications	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	21

Compensation Discussion & Analysis	21
Compensation Committee Report	27
Summary Compensation Table	28
Fiscal 2008 Grants of Plan-Based Awards	30
Outstanding Equity Awards at 2008 Fiscal Year-End	31
Employment Contracts and Potential Payments Upon Termination or Change-in-Control	36
Fiscal 2008 Director Compensation	40

EQUITY COMPENSATION PLAN INFORMATION	43

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	44

Audit Committee Report	44
Audit and Non-Audit Fees	44
Pre-Approval Policies and Procedures	45

PROPOSAL I ELECTION OF DIRECTORS	46

Nominees	46
Board Recommendation on Proposal	46
Backgrounds of Directors	46

PROPOSAL II APPROVAL OF (1) THE SECOND AMENDMENT TO THE 2004 PLAN AND (2) MATERIAL PLAN TERMS FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE	49

Purpose of the Proposal	49
Summary of the Amended Plan	50
Summary of Certain Federal Income Tax Consequences	56
Incentive Stock Options; Non-qualified Stock Options; Stock Appreciation Rights	56

BLOCKBUSTER INC.

1201 Elm Street

Dallas, Texas 75270

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 28, 2009

GENERAL INFORMATION

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Blockbuster Inc. (the “Board”) for use at our 2009 annual meeting. In this proxy statement, references to “Blockbuster,” the “Company,” “we,” “us,” “our” and similar expressions refer to Blockbuster Inc., unless the context of a particular reference provides otherwise.

2009 Annual Meeting Date and Location

Blockbuster’s 2009 annual meeting of stockholders will be held at 1201 Elm Street, 42nd floor, Dallas, Texas 75270, on Thursday, May 28, 2009, at 10:00 a.m., Central Standard Time, or at such other time and place to which the meeting may be adjourned. References in this proxy statement to the annual meeting also refer to any adjournments or changes in location of the meeting, to the extent applicable.

Delivery of Proxy Materials

We made these materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by the Board for the 2009 annual meeting of stockholders. Stockholders may request to receive proxy materials in paper form by mail or electronically by e-mail during the voting period. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

On or about April 15, 2009, we mailed a Notice of Internet Availability of Proxy Materials to stockholders containing instructions on how to access the proxy statement and vote online. Each registered stockholder (you own shares in your own name on the books of our transfer agent) received one copy of each such Notice per account even if at the same address, while most banks and brokers delivered only one copy of such Notice to consenting street-name stockholders (you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. This procedure reduces our printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank, broker or other holder of record. Similarly, most street-name stockholders who received multiple copies of the Notice at a single address may request that only a single copy be sent to them in the future by contacting their bank, broker or other nominee. In the alternative, most street-name stockholders may give instructions to receive separate copies or discontinue multiple mailings by contacting the third party that mails annual meeting materials for most banks and brokers by writing to Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, or telephoning (800) 542-1061. Your instructions must include the name of your bank or broker and your account number.

Voting by Class A Common Stockholders and Class B Common Stockholders

Stockholders Entitled to Vote

We have two classes of common stock outstanding: (1) Class A common stock, which is entitled to one vote per share; and (2) Class B common stock, which is entitled to two votes per share.

The holders of Class A common stock and Class B common stock will vote together as a single class on the matters to be considered at the annual meeting, and their votes will be counted and totaled together. The record date for determining the Class A common stockholders and Class B common stockholders entitled to notice of and to vote at the meeting and any adjournment thereof was the close of business on April 3, 2009, at which time we had issued and outstanding [        ] shares of Class A common stock and 72,000,000 shares of Class B common stock. Please refer to “Security Ownership of Certain Beneficial Owners and Management” for information about Class A common stock and Class B common stock beneficially owned by our directors and executive officers as of the date indicated in such section. For a period of at least ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be open to the examination of any Class A common stockholder or Class B common stockholder, for any purpose germane to the meeting, during ordinary business hours at Blockbuster’s corporate headquarters located at 1201 Elm Street, Dallas, Texas 75270.

Voting of Proxies By Management Proxy Holders

The Board has appointed Mr. James W. Keyes, Chairman of the Board and Chief Executive Officer, Mr. Thomas M. Casey, Executive Vice President and Chief Financial Officer, and Mr. Eric H. Peterson, Executive Vice President, General Counsel and Secretary, as the management proxy holders for the annual meeting. Your shares will be voted in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by Internet or telephone, as applicable. For stockholders who have their shares voted by duly submitting a proxy by mail, Internet or telephone, the management proxy holders will vote all shares represented by such valid proxies as follows, unless a stockholder appropriately specifies otherwise:

•	Proposal I (Election of directors)—FOR the election of each of the persons named under “Proposal I Election of Directors” as nominees for election as directors;

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Proposal II (Amendment of the 2004 Long-Term Management Incentive Plan and approval of the material terms of same) —FOR the amendment of the Blockbuster Inc. 2004 Long-Term Management Incentive Plan to increase the number of shares of Blockbuster Inc. Class A common stock available for issuance under the plan and approval of the material terms of the amended plan so that designated awards under the amended plan may qualify for deductibility under Section 162(m) of the Internal Revenue Code;

•

Proposal III (Approval of the material terms of the Senior Executive Annual Performance Bonus Plan)—FOR approval of the material terms of the Blockbuster Inc. Senior Executive Annual Performance Bonus Plan so that designated awards under the plan may qualify for deductibility under Section 162(m) of the Internal Revenue Code;

•	Proposal IV (Advisory resolution on named executive officer compensation—FOR the following advisory (non-binding) resolution:

“RESOLVED, that the stockholders hereby ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis).”

•

Proposal V (Ratification of the appointment of independent auditors)—FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (“independent auditors”) for fiscal 2009.

As of the date of printing this proxy statement, the Board is not aware of any other business or nominee to be presented or voted upon at the annual meeting. If any other business or nominee is properly presented, the proxies solicited by the Board will provide the management proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the management proxy holders in accordance with the specification.

Quorum; Required Votes

The presence at the meeting, in person or by proxy, of the stockholders entitled to cast at least a majority of the votes that all Class A common stockholders and Class B common stockholders are entitled to cast is necessary to constitute a quorum. Each vote represented at the meeting in person or by proxy will be counted toward a quorum. If a quorum is not present, the meeting may be adjourned from time to time until a quorum is obtained.

Under the rules of the New York Stock Exchange (“NYSE”), brokers holding shares of record for a customer have the discretionary authority to vote on some matters if the brokers do not receive timely instructions from the customer regarding how the customer wants the shares voted. There are also non-discretionary matters for which brokers do not have discretionary authority to vote unless they receive timely instructions from the customer. When a broker does not have discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters. For proposals I, IV and V to be voted on at our annual meeting, brokers will have discretionary authority in the absence of timely instructions from their customers.

•

Proposal I (Election of directors)—To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes of the shares of Class A common stock and Class B common stock, voting as a single class, present in person or represented by proxy at the meeting and entitled to vote on such proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of such director.

•

Proposal II (Amendment of the 2004 Long-Term Management Incentive Plan and approval of the material terms of same)—The affirmative vote of the holders of a majority of the votes of the Class A common stock and Class B common stock, voting as a single class, present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Abstentions may be specified on this proposal and will have the same effect as a vote against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not have an effect on the outcome of the vote on this proposal.

•

Proposal III (Approval of the material terms of the Senior Executive Annual Performance Bonus Plan)—The affirmative vote of the holders of a majority of the votes of the Class A common stock and Class B common stock, voting as a single class, present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Abstentions may be specified on this proposal and will have the same effect as a vote against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not have an effect on the outcome of the vote on this proposal.

•

Proposal IV (Approval of an advisory proposal on named executive officer compensation)—The affirmative vote of the holders of a majority of the votes of the Class A common stock and Class B common stock, voting as a single class, present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Abstentions may be specified on this proposal and will have the same effect as a vote against this proposal. Brokers will have discretionary authority to vote on this proposal. The Board will take stockholder support for this proposal into account in evaluating and setting future compensation for our named executive officers.

•

Proposal V (Ratification of the appointment of independent auditors)—Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2009 requires the affirmative vote of the holders of a majority of the votes of the Class A common stock and Class B common stock, voting as a single class, present in person or represented by proxy at the meeting and entitled to vote on such proposal. Abstentions may be specified on this proposal and will have the same effect as a vote against this proposal. Brokers will have discretionary authority to vote on this proposal.

Voting Procedures

Registered Stockholders:    Registered stockholders may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Internet.    You may submit a proxy electronically on the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the web site. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Central Standard Time, on May 27, 2009 unless otherwise noted with respect to shares held through our 401(k) plan.

•	In Person. You may vote in person at the annual meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

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By Telephone.    If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Central Standard Time, on May 27, 2009.

•	By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the business reply envelope.

Street-name Stockholders:    Street-name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the business reply envelope.

•

By Methods Listed on Voting Instruction Form.    Please refer to your voting instruction form or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy electronically on the Internet or by telephone, following the instructions on the voting instruction form or other information provided by the record holder.

•

In Person with a Proxy from the Record Holder.    A street-name stockholder who wishes to vote in person at the meeting will need to obtain a legal proxy from their bank, broker or other holder of record. Please consult the voting instruction form or other information sent to you by your bank, broker or other holder of record to determine how to obtain a legal proxy in order to vote in person at the annual meeting.

Revoking Your Proxy

If you are a registered stockholder, you may revoke your proxy at any time before the shares are voted at the meeting by:

•	timely submitting a proxy with new voting instructions using the Internet or telephone voting system;

•	voting in person at the meeting by completing a ballot; however, attending the meeting without completing a ballot will not revoke any previously submitted proxy;

•	timely delivery of a valid, later-dated executed proxy card; or

•	filing an instrument of revocation received by the Secretary of Blockbuster Inc. at 1201 Elm Street, Dallas, Texas 75270, by 6:00 p.m., Central Standard Time, on, May 27, 2009.

If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record in accordance with that entity’s procedures.

Annual Meeting Admission

If you wish to attend the annual meeting in person, you must present a form of personal identification. If you are a beneficial owner of Blockbuster Class A common stock or Class B common stock that is held of record by a bank, broker or other holder of record, you will also need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker or other holder of record are examples of proof of ownership. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

Solicitation Expenses

We will bear all costs incurred in the solicitation of proxies by our Board. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation. We have not retained the services of a proxy solicitor in connection with our annual meeting. However, we may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Class A common stock and Class B common stock held by such persons, and we may reimburse these brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Copies of the Annual Report

A copy of our annual report on Form 10-K for the fiscal year ended January 4, 2009, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a Notice of Internet Delivery of Proxy Materials is delivered upon the written request of such person addressed to Blockbuster Inc., Attention: Investor Relations, 1201 Elm Street, Dallas, Texas 75270.

CORPORATE GOVERNANCE

Governance Overview

Our Board has adopted corporate governance guidelines as part of its continuing effort to enhance corporate governance at Blockbuster and to communicate Blockbuster’s governance policies to stockholders and other interested parties. The guidelines address a variety of governance topics, including:

•	director independence and qualification standards,

•	responsibilities of directors,

•	Board meetings,

•	executive sessions of non-management directors,

•	Board committees,

•	Board access to management and outside advisors,

•	director orientation and continuing education,

•	non-employee director compensation,

•	evaluation and succession planning for our Chief Executive Officer,

•	periodic self-evaluations of Board and committee effectiveness and functioning,

•	service by directors on other boards, and

•	stockholder relations.

Our Corporate Governance Guidelines, along with our Business Conduct Statement, Supplemental Code of Ethics for Blockbuster’s Senior Financial Officers, charters of our standing Board committees and our second amended and restated certificate of incorporation and amended and restated bylaws, provide the basic framework for the governance of Blockbuster. Our certificate of incorporation and bylaws are filed as exhibits to our public filings with the SEC. These filings can be accessed free of charge from our website at www.blockbuster.com under the link for “Investor Relations.” The remaining documents referenced above are also available free of charge on our website under the link for “Investor Relations.” Copies of these documents will be provided to stockholders, without charge, upon written request to Blockbuster Inc., Attention: Investor Relations, 1201 Elm Street, Dallas, Texas 75270.

From time to time, these governance documents may be revised in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other interested parties. For example, our Board recently approved an amendment to our Corporate Governance Guidelines whereby in the event that our stockholders do not approve the non-binding resolution contained in Proposal IV of this proxy statement, our Board will establish a committee of directors to meet with stockholders to address their concerns with respect to the compensation of our named executive officers. We encourage you to check our website periodically for the most recent versions of our governance documents.

Board of Directors and Board Committees

Our business is managed under the direction of our Board. The Board meets on a regularly scheduled basis to review significant developments affecting our company, to act on matters requiring approval by the Board and to otherwise fulfill its responsibilities. It also holds special meetings when an important matter requires action or review by the Board between regularly scheduled meetings. The Board met nine times and acted by unanimous written consent three times during fiscal 2008. Each director participated in at least 75% of the aggregate number of meetings of the Board and applicable committee meetings held during fiscal 2008.

The Board has separately designated standing audit, nominating/corporate governance and compensation committees. The following table provides Board and committee membership and meeting information for each of the Board’s standing committees:

Director	Independent (1)	Audit Committee	Nominating / Corporate Governance Committee	Compensation Committee
Edward Bleier	Yes		Member
Robert A. Bowman	Yes	Chair (2)
Jackie M. Clegg	Yes	Member (2)	Chair
James W. Crystal	Yes	Member		Member
Gary J. Fernandes	Yes			Chair
Jules Haimovitz	Yes			Member
Carl C. Icahn	Yes		Member
James W. Keyes	No
Strauss Zelnick	No
Number of Meetings in 2008		10	3	6
Number of Written Consents in 2008		—	—	1

(1)	The Board has determined that the director is independent as described below under “—Related Party Transaction and Director Independence.”

(2)	The Board has determined that the director is an audit committee financial expert as described below under “—Audit Committee Financial Experts and Financial Literacy.”

A brief description of the principal functions of each of the Board’s three standing committees follows. Notwithstanding the following, the Board retains the right to exercise the powers of any committee or to appoint special committees and may do so from time to time. For additional information, please refer to the committee charters that are available on our website at www.blockbuster.com.

•

Audit Committee—The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to (1) the quality and integrity of our financial reports and other financial information provided by us to our stockholders, the public and others; (2) our compliance with legal and regulatory requirements; (3) our independent auditors’ qualifications, independence and performance; and (4) the performance of our internal audit function, including our systems of internal controls.

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Compensation Committee—The primary functions of the Compensation Committee are to (1) assist management and the Board in defining and overseeing our general compensation practices; (2) review and approve, or make recommendations to the Board or the other independent directors with respect to, as the case may be, the compensation, including equity grants, of our Chief Executive Officer, other executive officers and any other employees or categories of employees as directed by the Board; (3) review and discuss our Compensation Discussion & Analysis with management; and (4) produce the Compensation Committee’s report required by the SEC for inclusion in our proxy statement.

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Nominating/Corporate Governance Committee—The primary functions of the Nominating/Corporate Governance Committee are to (1) assist the Board in identifying individuals qualified to become members of the Board; (2) recommend to the Board the director nominees for election at the next annual meeting of stockholders or for appointment to fill any vacancy on the Board; (3) monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; (4) review the criteria to be used in connection with the self-evaluations of the Board and each of its committees and oversee the evaluation of the Board and management; and (5) develop and recommend to the Board and administer our Corporate Governance Guidelines.

Director Nomination Process

The Nominating/Corporate Governance Committee is responsible for managing the process for nomination of new directors. The Nominating/Corporate Governance Committee may identify potential candidates for first-time nomination as a director using a variety of sources—recommendations from our management, current Board members, stockholders or contacts in communities served by Blockbuster, or by conducting a formal search using an outside search firm selected and engaged by the Nominating/Corporate Governance Committee. Following the identification of a potential director nominee, the Nominating/Corporate Governance Committee commences an inquiry to obtain sufficient information on the background of a potential new director nominee. Included in this inquiry is an initial review of the candidate with respect to the following factors: (1) whether the individual meets the Board’s minimum qualifications for first-time director nominees; (2) whether the individual would be considered independent under NYSE and SEC rules; and (3) whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit and/or Compensation Committees of the Board.

The Nominating/Corporate Governance Committee evaluates candidates for director nominees in the context of the current composition of the Board, taking into account all factors it considers appropriate, including but not limited to the characteristics of independence, diversity, age, skills, experience, availability of service to Blockbuster, tenure of incumbent directors on the Board and the Board’s anticipated needs. The Nominating/Corporate Governance Committee believes that, at a minimum, all directors, as well as any nominee recommended by the Nominating/Corporate Governance Committee, should have (1) high personal and professional integrity; (2) the ability to read and understand basic financial statements; (3) the ability to exercise sound business judgment; (4) an understanding of Blockbuster’s business and the industry in which we operate; (5) a commitment to enhancing stockholder value; and (6) the willingness and sufficient time to carry out their responsibilities as a member of the Board. In addition, at least one member of the Board should have accounting or related financial management expertise, as determined in the Board’s business judgment. The Nominating/Corporate Governance Committee will consider potential nominees recommended by our stockholders for the Nominating/Corporate Governance Committee’s consideration taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Nominating/Corporate Governance Committee in care of Blockbuster’s Secretary at Blockbuster Inc., 1201 Elm Street, Dallas, Texas 75270. Our bylaws provide additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Submission of Stockholder Proposals for 2010 Annual Meeting.”

Assuming a satisfactory conclusion to the Nominating/Corporate Governance Committee’s review and evaluation process, the Nominating/Corporate Governance Committee presents the candidate’s name to the Board for nomination for election as a director and/or inclusion in our proxy statement.

Related Party Transaction and Director Independence

Annual written questionnaires are used to gather input to assist the Nominating/Corporate Governance Committee and the Board in their determinations of the independence of the non-employee directors. In addition, our Corporate Governance Guidelines require directors to notify the Chair of the Nominating/Corporate Governance Committee (or, in the case of the Chair of the Nominating/Corporate Governance Committee, another member of such Committee), as soon as reasonably practicable, in the event that such director’s personal circumstances change or are anticipated to change in a manner that may affect the Board’s evaluation of such director’s independence.

Based on the foregoing and on such other due consideration and diligence as it deemed appropriate, the Nominating/Corporate Governance Committee presented its findings to the Board on the independence of (1) Edward Bleier; (2) Robert A. Bowman; (3) Jackie M. Clegg; (4) James W. Crystal; (5), Gary J. Fernandes; (6) Jules Haimovitz; (7) Carl C. Icahn; and (8) Strauss Zelnick. The Board determined that, other than in their capacity as directors, none of these non-employee directors, other than Mr. Zelnick, had a material relationship with Blockbuster, either directly or as a partner, shareholder or officer of an organization that has a relationship with Blockbuster. The Board further determined that, other than Mr. Zelnick, (1) all such non-employee directors are independent under applicable NYSE listing standards and (2) all such non-employee directors also satisfy the additional audit committee independence standards of Rule 10A-3 of the SEC other than Mr. Icahn because of his reported beneficial ownership in Blockbuster’s equity securities in excess of 10%.

On March 29, 2007, Mr. Zelnick was appointed chairman of the board of directors of Take-Two Interactive Software, Inc. (“Take-Two”), a global publisher, developer and distributor of interactive games software, hardware and accessories and a party to considerable commercial transactions with Blockbuster. On February 15, 2008, Take-Two announced the appointment of Mr. Zelnick as executive chairman. In addition, ZelnickMedia Corporation (“ZelnickMedia”), of which Mr. Zelnick is a founder and principal owner, entered into a management agreement with Take-Two on March 30, 2007, as amended on July 26, 2007 and February 14, 2008, pursuant to which ZelnickMedia provides financial and management consulting services to Take-Two. Mr. Zelnick is entitled during the term of the management agreement to serve as executive chairman of Take-Two’s board of directors and will also have the authority during such term to hire and/or terminate the chief executive officer and chief financial officer of Take-Two, subject to the approval of Take-Two’s compensation committee. Also during the term of the management agreement, ZelnickMedia will receive a monthly management fee of $208,333, an annual bonus of up to $2,500,000 upon the achievement by Take-Two of certain performance thresholds, an option to purchase a number of shares of Take-Two equal to 2.5% of the outstanding common stock of Take-Two on a fully diluted basis (which vest in equal monthly installments over three years) and shares of restricted common stock of Take-Two. Blockbuster and its subsidiaries paid Take-Two approximately $47.6 million for fiscal 2008 pursuant to Blockbuster’s commercial arrangements with Take-Two.

The Board has determined that, based on Mr. Zelnick’s and ZelnickMedia’s relationships with Take-Two, Blockbuster’s transactions with Take-Two constitute related party transactions under applicable rules of the SEC. In accordance with the Board’s policies and procedures relating to its review, approval or ratification of related party transactions, and taking into account various factors set forth in such policies and procedures (in each case as more fully described herein), the disinterested members of the Board have ratified and approved Blockbuster’s transactions with Take-Two.

As a result of Mr. Zelnick’s and ZelnickMedia’s relationships with Take-Two, the Board also has determined that Mr. Zelnick does not qualify as an independent director of the Board under applicable NYSE standards.

In addition, on April 18, 2007, Mr. Bowman was appointed to the board of directors of Take-Two. The Board determined that Mr. Bowman’s appointment to the Take-Two board of directors does not impair his independence under applicable NYSE standards.

Pursuant to Blockbuster’s employment agreement with Mr. Keyes, Blockbuster agreed to reimburse Mr. Keyes for specified expenses related to Mr. Keyes’ use of his personal aircraft for travel related to Blockbuster’s business. During fiscal 2008, Blockbuster paid an aggregate of $225,446 related to use by Mr. Keyes of his personal aircraft for travel related to Blockbuster’s business to (a) a third party charter management company (in which Mr. Keyes has no ownership interest) with which Blockbuster has made arrangements for the use by Mr. Keyes of Mr. Keyes’ personal aircraft for travel related to Blockbuster’s business and (b) an entity or entities controlled by Mr. Keyes.

In making its most recent independence determinations, the Board considered certain relationships that it deemed not to be material. Mr. Fernandes holds a general partner interest and a limited partner interest in two real estate limited partnerships that each lease one retail building to Blockbuster. The Board determined that Mr. Fernandes’ relationship was not material, as it did during 2005, 2006, 2007 and 2008 when considering this same relationship, because the transactions between Blockbuster and the limited partnerships were at arms length, Mr. Fernandes had no direct involvement with any such transactions, and the transactions in question involved only two of Blockbuster’s thousands of domestic leases.

The Board also considered Blockbuster’s arrangement with Icahn Sourcing, LLC (“Icahn Sourcing”), an entity formed and controlled by Mr. Icahn to leverage the potential buying power of a group of entities with which Mr. Icahn has a relationship in negotiating with a wide range of suppliers of goods, services and tangible and intangible property. Blockbuster is a member of Icahn Sourcing’s buying group and, as such, is afforded the opportunity to purchase goods, services and property from vendors with whom Icahn Sourcing has negotiated rates and terms. Icahn Sourcing does not guarantee that Blockbuster will purchase any goods, services or property from any such vendors, and Blockbuster is under no obligation to do so. Blockbuster does not pay Icahn Sourcing any fees or other amounts with respect to the buying group arrangement, and Icahn Sourcing does not receive any fees or other amounts from the vendors if Blockbuster purchases goods, services or property from the vendors. In 2008, as a member of the buying group, we entered into an agreement for corporate travel coordination services and another agreement for selected photocopy products and services, in each instance upon terms and conditions that we believe were more advantageous to us than would have otherwise been available had we not been a member of the buying group. Otherwise, to date, Blockbuster has not purchased any other goods, services or property as a member of the buying group, but it may do so in the future at prices and on terms that Blockbuster believes are more favorable than those that would be achieved on a stand-alone basis. Additionally, during fiscal 2008, in connection with the outsourcing of certain operating and business support functions, Blockbuster worked with Icahn Sourcing to identify third party service providers with which Blockbuster engaged in direct negotiations, in some instances through an open bid process, for the provision of certain services. Those services included call center and customer service, IT support and store maintenance functions. In each instance, we believe that products and services were competitively priced and obtained through commercially reasonable contractual arrangements negotiated independently of the influence or direction of Icahn Sourcing, and Blockbuster did not pay Icahn Sourcing or the service provider for services provided by Icahn Sourcing. The Board determined that neither Blockbuster’s participation in the buying group nor its acceptance of outsourcing recommendations from Icahn Sourcing impacts Mr. Icahn’s independence because (1) Blockbuster does not pay Icahn Sourcing to be a member of the buying group or for other services or support; (2) Icahn Sourcing does not receive a fee from vendors if Blockbuster purchases goods, services or property from vendors identified by Icahn Sourcing; and (3) any benefit to Mr. Icahn and Blockbuster arising from the buying group arrangement is not material to either Mr. Icahn or Blockbuster. The Board also considered Mr. Icahn’s sizable beneficial ownership of Blockbuster’s common stock and preferred stock and determined that his significant equity beneficial ownership did not constitute a material relationship that impaired his independence from management.

In addition, the Board considered that Mr. Bleier, previously an executive with Warner Bros. Entertainment Inc. (“Warner Bros.”) in New York, is provided with access to certain office space and related services, but not any compensation, by his former employer. Warner Bros. is one of our many suppliers of movie inventory. In light of the limited nature of these office services provided to Mr. Bleier, the Board determined that these services did not constitute a material relationship that would impair Mr. Bleier’s independence from management.

In addition to considering potential relationships for purposes of the Board’s director independence determinations, our Board has also adopted certain policies and procedures relating to its review, approval or ratification of any transaction in which Blockbuster is a participant and that is required to be reported by the SEC’s rules and regulations regarding transactions with related persons (a “related party transaction”). These policies and procedures supplement our annual written questionnaires that are discussed above and are set forth in our Corporate Governance Guidelines. Specifically, each of our directors is expected to notify the Chair of the Nominating/Corporate Governance Committee (or, in the case of the Chair of the Nominating/Corporate Governance Committee, another member of such Committee), as soon as reasonably practicable, of any direct or indirect (including through an affiliated entity or an immediate family member) material interest in any transaction, proposed transaction or series of similar transactions in which Blockbuster is, or is to be, a participant and that is required to be reported by the SEC’s rules and regulations regarding transactions with related persons. Any such related party transactions require approval or ratification by the disinterested members of the Board or a committee thereof designated by such disinterested directors, taking into account whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the value and materiality of such transaction, Blockbuster’s Business Conduct Statement (including its conflict of interest provisions), any affiliate transaction approval requirements in our debt agreements, any impact on the Board’s evaluation of such director’s independence or on such director’s eligibility to serve on one of the Board’s committees, any required public disclosures by Blockbuster, and such other factors as may be deemed appropriate by the disinterested members of the Board or any committee thereof. These policies and procedures also provide that the Board will follow similar procedures and take into account similar factors, to the extent applicable, in connection with its review, approval or ratification of any related party transactions in which any of our executive officers or significant security holders has a material direct or indirect interest and that is required to be reported by the SEC’s rules and regulations regarding transactions with related persons. Each of our directors is also expected to notify the Chair of the Nominating/Corporate Governance Committee (or, in the case of the Chair of the Nominating/Corporate Governance Committee, another member of such Committee), as soon as reasonably practicable, of any transaction, proposed transaction or series of similar transactions in which such director has a direct or indirect (including through an affiliated entity or an immediate family member) material interest and in which another director on our Board also has a direct or indirect (including through an affiliated entity or an immediate family member) material interest.

Executive Sessions and the Presiding Director

Our Corporate Governance Guidelines provide for regular executive sessions of the non-management directors without management participation. Such sessions are typically held immediately following adjournment of board meetings. Our Corporate Governance Guidelines designate the Chair of the Audit Committee as the presiding director at such meetings. Mr. Bowman currently serves as the Chair of the Audit Committee.

Communications with Non-Management Directors and Other Board Communications

The Board provides a process to enhance the ability of stockholders and other interested parties to communicate directly with the non-management directors as a group, the entire Board or individual directors, including the Chairman and chair of any Board committee. The chairs of Blockbuster’s standing Board committees are all independent directors as determined by the Board and described above under “—Related Party Transaction and Director Independence.”

Stockholders and other interested parties may communicate directly with the Audit Committee and the non-management directors of the Board by calling our hotline, which is administered by a third party, at 1-888-441-WORD. The Chair of the Audit Committee, who is also the presiding director for meetings of non-management directors, has been designated to receive such communications. In addition, stockholders may send communications to the Board or individual directors by mail, by writing to the Board or such individual directors in care of Blockbuster’s Secretary at Blockbuster Inc., 1201 Elm Street, Dallas, Texas 75270. The Secretary’s office receives all such mailed communications initially and forwards all such communications to the applicable director or directors.

The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, not be forwarded.

As described below under “—Processes and Procedures for Determining Executive and Director Compensation—Executive Compensation,” beginning with this year’s annual meeting, at each annual meeting we will submit to our stockholders for approval a non-binding resolution to ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis). Our corporate governance guidelines provide that, in the event that the stockholders do not approve this non-binding resolution, the Board will establish a committee of directors to meet with stockholders to address stockholders’ concerns with respect to the compensation of our named executive officers.

Audit Committee Financial Experts and Financial Literacy

The Board has determined that Messrs. Bowman and Crystal and Ms. Clegg, the current members of the Audit Committee, are each “financially literate” as interpreted by the Board in its business judgment and that Mr. Bowman and Ms. Clegg each further qualifies as an “audit committee financial expert,” as such term is defined in the applicable rules of the SEC.

Policies on Business Conduct and Ethics

Blockbuster has established a corporate compliance program as part of its commitment to responsible business practices in all of the communities in which it operates. The Board has adopted a Business Conduct Statement that applies to all of our employees and directors and a Supplemental Code of Ethics that applies specifically to our Chief Executive Officer, Chief Financial Officer and Controller. The Business Conduct Statement and Supplemental Code of Ethics form the foundation of a compliance program that includes policies and procedures covering a variety of specific areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, public corporate disclosures, insider trading, trade practices, protection and proper use of Company assets, intellectual property, financial accounting, employment practices, health, safety and environment, political contributions and payments and matters relating to international business activities.

Both the Business Conduct Statement and Supplemental Code of Ethics are published on our website. Please refer to “—Governance Overview” above for the location of these documents.

In accordance with NYSE and SEC rules, we currently intend to disclose any future amendments to our Supplemental Code of Ethics, or waivers from our Supplemental Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Controller, by posting such information on our website (www.blockbuster.com) within the time period required by applicable SEC and NYSE rules.

Director Attendance at Annual Meetings

Our Corporate Governance Guidelines provide that directors are expected to attend our annual stockholders meetings. At our 2008 annual meeting, other than Mr. Icahn, each of the incumbent directors was in attendance.

Processes and Procedures for Determining Executive and Director Compensation

The following discussion is intended to illustrate our typical processes and procedures for the consideration and determination of executive officer and director compensation, rather than to provide a detailed discussion of specific executive and director compensation matters. From time to time, our Board, Compensation Committee or Nominating/Corporate Governance Committee may deem additional or different processes and procedures to be appropriate for a particular matter.

Executive Compensation

As detailed in its charter, one of the primary functions of our Compensation Committee is to review and approve, or make recommendations to the Board or to the other independent directors on the Board with respect to, the compensation of our executives and such other employees or categories of employees as directed by the Board. In general, executive compensation matters can be presented to the Compensation Committee or raised with the Committee in one of the following ways: (1) at the request of the Committee chair or another Committee member or Board member; (2) in accordance with the Committee’s annual agenda, which is reviewed by the Committee members and other directors on an annual basis; (3) by our Chief Executive Officer; or (4) by the Committee’s outside compensation consultant.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of our executives and our directors, and also has the sole authority to approve any such firm’s fees and other retention terms. During 2008, the Compensation Committee utilized the services of Lyons, Benenson & Company Inc. (“Lyons, Benenson”) to assist it in evaluating executive compensation matters. The terms of Lyons, Benenson’s engagement are set forth in an engagement agreement which provides, among other things, that Lyons, Benenson will perform the advisory services requested by the Compensation Committee or by Blockbuster. Pursuant to its charter, the Compensation Committee also has the authority to engage, and determine the fees of, independent counsel and other advisors as it deems necessary to carry out its duties, and has the authority to request that any of our officers or employees or our outside legal counsel attend Compensation Committee meetings or meet with any members of, or consultants to, the Committee.

Together with management, the Compensation Committee’s compensation consultant and any counsel or other advisors deemed appropriate by the Compensation Committee, the Compensation Committee typically reviews and discusses the particular executive compensation matter presented and formulates a recommendation. The Compensation Committee’s chair then generally reports the Compensation Committee’s recommendation for approval by the full Board or, in certain cases, by the independent directors. For example, performance-based compensation matters that require approval by outside directors under Section 162(m) of the Internal Revenue Code would not generally be voted on by the Chairman of the Board, who also serves as our Chief Executive Officer, or by Mr. Zelnick who is also not independent, nor would our Chairman and Chief Executive Officer typically vote on matters regarding his individual compensation.

To the extent permitted by applicable law, the Compensation Committee may delegate its authority to any subcommittee or individual members of the Compensation Committee as it deems appropriate.

Beginning with this year’s annual meeting, each year we will submit to our stockholders for approval a non-binding resolution to ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis).

Director Compensation

Pursuant to its charter and our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee is responsible for annually reviewing the form and amount of director compensation, taking into account any evaluation prepared by any compensation consultant retained by the Compensation Committee. If appropriate, the Nominating/Corporate Governance Committee recommends changes in director compensation to the Board, based on the following principles:

•

directors should be fairly compensated for the services they provide to Blockbuster (taking into account, among other things, the size and complexity of our business, and compensation and benefits paid to directors of comparable companies);

•	directors’ interests should be aligned with the interests of our stockholders; and

•	directors’ compensation should be easy for our stockholders to understand.

Our Corporate Governance Guidelines also provide that the Nominating/Corporate Governance Committee and the Board shall consider that the independence of a director may be jeopardized if compensation and perquisites exceed customary levels, if we make substantial charitable contributions to organizations with which the director is affiliated, or if we enter into consulting contracts with (or provide other indirect forms of compensation to) a director or an organization with which a director is affiliated.

During 2008, the Nominating/Corporate Governance Committee utilized the services of Lyons, Benenson, the consultant engaged by the Compensation Committee, to assist it in reviewing and evaluating our current non-employee directors’ compensation program.

As with the Compensation Committee, the Nominating/Corporate Governance Committee may, to the extent permitted by applicable law, delegate its authority to any subcommittee or individual members of the Nominating/Corporate Governance Committee as it deems appropriate.

Management Certifications

In accordance with the Sarbanes-Oxley Act of 2002 and SEC rules thereunder, our Chief Executive Officer and Chief Financial Officer have signed certifications under Sarbanes-Oxley Section 302, which have been filed as exhibits to our annual report on Form 10-K for the year ended January 4, 2009. In addition, our Chief Executive Officer submitted his most recent annual certification to the NYSE under Section 303A.12(a) of the NYSE listing standards on June 24, 2008.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the number of shares of Blockbuster Class A common stock and Class B common stock beneficially owned by (1) the “named executive officers,” which, for purposes of this proxy statement, include James W. Keyes, our Chairman and Chief Executive Officer, Thomas M. Casey, our Executive Vice President and Chief Financial Officer, and Eric H. Peterson, our Executive Vice President, General Counsel and Secretary; (2) each current Blockbuster director and each nominee for director; and (3) all current Blockbuster directors and executive officers as a group. The following table also sets forth information with respect to the number of shares of Blockbuster Class A common stock and Class B common stock beneficially owned by each person known by Blockbuster to beneficially own more than 5% of the outstanding shares of Blockbuster Class A common stock or Class B common stock. Except as otherwise noted, (1) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them; and (2) ownership is as of March 20, 2009.

As of March 20, 2009, there were 125,998,602 shares of Blockbuster Class A common stock outstanding and 72,000,000 shares of Blockbuster Class B common stock outstanding.

Name	Title of Equity Securities	Beneficial Ownership of Equity Securities
		Number of Outstanding Shares (1)	Number of Shares Underlying Options or Conversion Rights (2)	Percent of Class (3)
Edward Bleier	Blockbuster Class A Common Blockbuster Class B Common	71,749 —	— —	* —
Robert A. Bowman	Blockbuster Class A Common Blockbuster Class B Common	72,572 —	— —	* —
Jackie M. Clegg	Blockbuster Class A Common Blockbuster Class B Common	74,731 —	— —	* —
James W. Crystal	Blockbuster Class A Common Blockbuster Class B Common	54,926 —	— —	* —
Gary J. Fernandes	Blockbuster Class A Common Blockbuster Class B Common	151,174 —	— —	* —
Jules Haimovitz	Blockbuster Class A Common Blockbuster Class B Common	137,978 —	— —	* —

Carl C. Icahn (4)

High River Limited
Partnership (4)

Hopper Investment LLC (4)

Barberry Corp. (4)

Icahn Partners Master Fund L.P. (4)

Icahn Partners Master Fund II L.P. (4)

Icahn Partners Master Fund III L.P. (4)

Icahn Offshore L.P. (4)

Icahn Partners L.P. (4)

Icahn Onshore L.P. (4)

Icahn Partners Holding L.P. (4)

IPH GP LLC (4)

Icahn Enterprises Holdings L.P. (4)

Icahn Enterprises G.P. Inc. (4)

Beckton Corp. (4)

	Blockbuster Class A Common Blockbuster Class B Common	20,605,190(5) 5,566,131(5)	7,378,641(5) —	21.0% 7.7%

Name	Title of Equity Securities	Beneficial Ownership of Equity Securities
		Number of Outstanding Shares (1)	Number of Shares Underlying Options or Conversion Rights (2)	Percent of Class(3)
James W. Keyes	Blockbuster Class A Common Blockbuster Class B Common	1,382,540 —	2,588,517 —	3.1% —
Strauss Zelnick	Blockbuster Class A Common Blockbuster Class B Common	71,749 —	— —	* —
Thomas M. Casey	Blockbuster Class A Common Blockbuster Class B Common	— —	500,001 —	* —
Eric H. Peterson	Blockbuster Class A Common Blockbuster Class B Common	— —	233,334 —	* —
Black River Asset Management LLC(6) Black River Global Equity Fund Ltd.(6)	Blockbuster Class B Common	6,771,225(7)	—	9.4%
Diamondback Master Fund, Ltd.(8) Diamondback Capital Management, LLC(8) DBCM Partners, LLC(8)	Blockbuster Class B Common	4,535,817(9)	—	6.3%
Dimensional Fund Advisors LP (10)	Blockbuster Class A Common	7,723,455(11)	—	6.1%
Foxhill Opportunity Master Fund, L.P.(12) Foxhill Opportunity Fund, L.P.(12) Foxhill Opportunity Offshore Fund, Ltd.(12) Foxhill Capital (GP), LLC(12) Foxhill Capital Partners, LLC(12) Neil Weiner(12)	Blockbuster Class B Common	5,255,210(13)	—	7.3%
Intana Management, LLC(14)	Blockbuster Class A Common	7,251,615(15)	—	5.8%
M.A.M. Investment Ltd. (16) Marathon Asset Management (Services) Ltd. (16) Marathon Asset Management LLP (16) William James Arah (16) Jeremy John Hosking (16) Neil Mark Ostrer (16)	Blockbuster Class B Common	5,286,954(17)	—	7.3%
Prentice Capital Management, LP (18) Michael Zimmerman (18)	Blockbuster Class A Common Blockbuster Class B Common	12,516,983(19) 4,077,410(19)	— —	9.9% 5.7%
President and Fellows of Harvard College (20)	Blockbuster Class B Common	5,567,100(21)	—	7.7%
Trivium Capital Management, LLC (22) Trivium Offshore Fund, Ltd.(22)	Blockbuster Class A Common	7,950,000(23)	—	6.3%
Mark J. Wattles(24) Wattles Capital Management, LLC(24) HKW Trust(24)	Blockbuster Class A Common	6,841,937(25)	—	5.4%
Current directors and current executive officers as a group (11 persons)	Blockbuster Class A Common Blockbuster Class B Common	22,622,609 5,566,151	10,700,493 —	24.4% 7.7%

*	Represents less than 1% of the outstanding common stock of the class.

(1)	The shares reported in this column include restricted share units held by our directors on March 20, 2009 that are vested, but not settleable until the later of a date certain selected by the director or the director’s termination of service.

(2)	Amounts indicated reflect shares subject to stock options or conversion rights that, on March 20, 2009, were unexercised or unconverted but were exercisable or convertible for shares of Blockbuster Class A common stock within a period of 60 days from that date. These shares are excluded from the column headed “Number of Outstanding Shares.”

(3)	Percentages are calculated based on the outstanding shares of Blockbuster Class A common stock or Class B common stock, as appropriate, as of March 20, 2009.

(4)	The address for Carl C. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153. The address for High River Limited Partnership; Hopper Investments LLC; Barberry Corp.; Icahn Offshore L.P.; Icahn Partners Holding, L.P.; IPH GP LLC; Icahn Enterprises Holdings L.P.; Icahn Enterprises G.P. Inc.; Beckton Corp.; Icahn Partners L.P.; and Icahn Onshore L.P. is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, New York 10601. The address for Icahn Partners Master Fund L.P.; Icahn Partners Master Fund II L.P.; and Icahn Partners Master Fund III L.P. is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands.

(5)

This is based on an amendment to Schedule 13D filed with the SEC on May 9, 2008 and a Form 4 filed with the SEC on January 6, 2009. The Schedule 13D/A was jointly filed by Carl C. Icahn; High River Limited Partnership (“High River”); Hopper Investments LLC (“Hopper”); Barberry Corp. (“Barberry”); Icahn Partners Master Fund L.P. (“Icahn Master”); Icahn Partners Master Fund II L.P. (“Icahn Master II”); Icahn Partners Master Fund III L.P. (“Icahn Master III”); Icahn Offshore L.P. (“Icahn Offshore”); Icahn Partners L.P. (“Icahn Partners”); Icahn Onshore L.P. (“Icahn Onshore”); Icahn Partners Holding L.P. (“Icahn Partners Holding”); IPH GP LLC (“IPH”); Icahn Enterprises Holdings LP (“Icahn Enterprises”); Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”); and Beckton Corp. (“Beckton”). According to the Schedule 13D/A, (1) High River has sole voting power and sole dispositive power with regard to 3,208,688 shares of Class A common stock and 772,320 shares of Class B common stock, and each of Hopper, Barberry and Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares, but disclaim beneficial ownership of such shares for all other purposes; (2) Barberry has sole voting power and sole dispositive power with regard to 898,000 shares of Class A common stock and 340,906 shares of Class B common stock, and Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares, but disclaims beneficial ownership of such shares for all other purposes; (3) Icahn Master has sole voting power and sole dispositive power with regard to 7,381,540 shares of Class A common stock and 1,932,985 shares of Class B common stock, and each of Icahn Offshore, Icahn Partners Holding, IPH, Icahn Enterprises, Icahn Enterprises GP, Beckton and Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares, but disclaim beneficial ownership of such shares for all other purposes; (4) Icahn Master II has sole voting power and sole dispositive power with regard to 969,607 shares of Class A common stock, and each of Icahn Offshore, Icahn Partners Holding, IPH, Icahn Enterprises, Icahn Enterprises GP, Beckton and Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares, but disclaim beneficial ownership of such shares for all other purposes; (5) Icahn Master III has sole voting power and sole dispositive power with regard to 366,953 shares of Class A common stock, and each of Icahn Offshore, Icahn Partners Holding, IPH, Icahn Enterprises, Icahn Enterprises GP, Beckton and Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares, but disclaim beneficial ownership of such shares for all other purposes; and (6) Icahn Partners has sole voting power and sole dispositive power with regard to 7,708,653 shares of Class A common stock and 2,519,920 shares of Class B common stock, and each of Icahn Onshore, Icahn Partners Holding, IPH, Icahn Enterprises, Icahn Enterprises GP, Beckton and Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares, but disclaim beneficial ownership of such shares for all other purposes. References to the number of shares of Class A common stock in this paragraph assume the conversion of the preferred shares held by all of the applicable registrants into shares of Class A common stock. [All of the shares of Class A common stock and Class B common stock owned by High River are held in a margin account and are subject to a lien in favor of the applicable brokerage house. All other shares of Class A common stock and Class B common stock owned by Carl C. Icahn and his affiliated entities are held in prime brokerage accounts, in which case the applicable investment banks have a lien on the shares for present and future obligations of the holders to the prime brokers.]

According to the Schedule 13D/A and the Form 4, Carl C. Icahn has sole voting power and sole dispositive power with regard to 71,749 shares of Class A common stock, and each of High River, Hopper, Barberry, Icahn Master, Icahn Master II, Icahn Master III, Icahn Offshore, Icahn Partners Holding, IPH, Icahn Enterprises, Icahn Enterprises GP, Beckton, Icahn Partners and Icahn Onshore disclaim beneficial ownership of such shares for all purposes.

(6)	The address for Black River Asset Management LLC is 12700 Whitewater Drive, Minnetonka, Minnesota 55343 and the address for Black River Global Equity Fund Ltd. is P.O. Box 309GT, Ugland House South Church Street, George Town, Grand Cayman, Cayman Islands.

(7)	This is based on an amendment to Schedule 13G filed with the SEC on February 17, 2009, by Black River Asset Management LLC and Black River Global Equity Fund Ltd. According to the Schedule 13G/A, Black River Asset Management LLC and Black River Global Equity Fund Ltd. have sole voting power and sole dispositive power with regard to 6,771,225 shares of Class B common stock, and are deemed to beneficially own 6,771,225 shares of Class B common stock. Also according to the Schedule 13G/A, pursuant to an investment advisory agreement, Black River Asset Management LLC has investment and voting power with respect to the securities held by Black River Global Equity Fund Ltd.

(8)	The address for Diamondback Master Fund, Ltd. Is c/o Morgan Stanley Fund Services (Bermuda) Ltd., Cricket Square, 2nd Floor, Boundary Hall, Hutchins Drive, PO Box 2681, Grand Cayman, Cayman Islands KY1-1111, and the address for Diamondback Capital Management, LLC and DBCM Partners, LLC is One Landmark Square, 15th Floor, Stamford, Connecticut 0690.

(9)	This is based on Schedule 13G filed with the SEC on March 11, 2009 by Diamondback Master Fund, Ltd.; Diamondback Capital Management, LLC; and DBCM Partners, LLC. According to the Schedule 13G, Diamondback Master Fund, Ltd., Diamondback Capital Management, LLC, and DBCM Partners, LLC have shared voting power and shared dispositive power with regard to 4,535,817 shares of Class B common stock. As of the filing of this 13G, Diamondback Master Fund, Ltd. beneficially owns 4,535,817 shares of Class B common stock, and each of Diamondback Capital Management, LLC and DBCM Partners, LLC may be deemed the beneficial owner of the 4,535,817 shares of Class B common stock beneficially owned by Diamondback Master Fund, Ltd. Diamondback Capital Management, LLC is the investment manager of Diamondback Master Fund, Ltd. DBCM Partners, LLC is the managing member of Diamondback Capital Management, LLC. Each of Chad Loweth, Richard Sapanski and Richard H. Schimel (the “Diamondback Principals”) serve as managing members of DCBM Partners, LLC. The foregoing should not be construed in and of itself as an admission by any Reporting Person or the Diamondback Principals as to beneficial ownership of the shares of common stock owned by another Reporting Person. In addition, each of Diamondback Capital Management, LLC, DCBM Partners, LLC and the Diamondback Principals disclaims beneficial ownership of the shares of common stock owned by Diamondback Master Fund, Ltd.

(10)	The address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(11)	This is based on an amendment to Schedule 13G filed with the SEC on February 9, 2009, by Dimensional Fund Advisors LP. According to the Schedule 13G/A, Dimensional Fund Advisors LP has sole voting power with regard to 7,464,910 shares of Class A common stock, sole dispositive power with regard to 7,723,455 shares of Class A common stock, and is deemed to beneficially own 7,723,455 shares of Class A common stock. Also according to the Schedule 13G/A, Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the

“Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

(12)	The address for Foxhill Opportunity Master Fund, L.P., Foxhill Opportunity Fund, L.P., Foxhill Opportunity Offshore Fund, Ltd., Foxhill Capital (GP), LLC, Foxhill Capital Partners, LLC and Mr. Neil Weiner is 502 Carnegie Center, Suite 104, Princeton, New Jersey 08540.

(13)	This is based on a Schedule 13G filed with the SEC on February 13, 2009 by Foxhill Opportunity Master Fund, L.P. (“Foxhill Master Fund”), Foxhill Opportunity Fund, L.P. (“Foxhill Opportunity”), Foxhill Opportunity Offshore Fund, Ltd. (“Foxhill Offshore”), Foxhill Capital (GP), LLC (“Foxhill GP”), Foxhill Capital Partners, LLC (“Foxhill Capital”) and Mr. Neil Weiner. According to the 13G filing, (a) Foxhill Master Fund benenficially owns 4,509,235 shares of Class B common stock; (b) each of Foxhill Opportunity and Foxhill Offshore, as the general partners of Foxhill Master Fund, may be deemed to beneficially own the 4,509,235 shares of Class B common stock owned by Foxhill Master Fund; (c) Foxhill GP, as the general partner of Foxhill Opportunity, may be deemed to beneficially own the 4,509,235 shares of Class B common stock owned by Foxhill Master Fund; (d) Foxhill Capital, as the investment manager of a third-party managed account (the “Managed Account”), Foxhill Master Fund, Foxhill Opportunity and Foxhill Offshore, may be deemed to beneficially own the 4,509,235 shares of Class B common stock owned by Foxhill Master Fund and the 745,975 shares of the Class B common stock owned by the Managed Account; and (e) Neil Weiner, as the managing member of Foxhill GP and Foxhill Capital, may be deemed to beneficially own the 4,509,35 shares of Class B common stock owned by Foxhill Master Fund and the 75,975 shares of Class B common stock owned by the Managed Account.

(14)	The address for Intana Management, LLC is 505 Park Avenue, 3rd Floor, New York, NY 10022.

(15)	This is based on a Schedule 13G filed with the SEC on March 17, 2009 by Intana Management, LLC. According to the 13G filing, Intana Management, LLC has shared voting power and shared dispositive power with regard to 7,251,615 shares of Class A common stock and is deemed to beneficially own 7,251,615 shares of Class A common stock.

(16)	The address for M.A.M. Investments Ltd.; Marathon Asset Management (Services) Ltd; Marathon Asset Management LLP; William James Arah; Jeremy John Hosking; and Neil Mark Ostrer is Orion House, 5 Upper St. Martin’s Lane, London, WC2H 9EA, United Kingdom.

(17)	This is based on an amendment to Schedule 13G filed with the SEC on January 12, 2009, by M.A.M. Investments Ltd.; Marathon Asset Management (Services) Ltd; Marathon Asset Management LLP; William James Arah; Jeremy John Hosking; and Neil Mark Ostrer (the “Reporting Persons”). According to the Schedule 13G, Marathon Asset Management LLP, Marathon Asset Management (Services) Ltd, M.A.M. Investments Ltd., William James Arah, Neil Mark Ostrer and Jeremy John Hosking have shared voting power with regard to 3,760,176 shares of Class B common stock and shared dispositive power with regard to 5,286,954 shares of Class B common stock. Each of the Reporting Persons are deemed to beneficially own 5,286,954 shares of Class B common stock and each of the Reporting Persons, except for Marathon Asset Management (Services) Ltd., M.A.M. Investments Ltd., William James Arah, Neil Mark Ostrer and Jeremy John Hosking, who disclaim any direct ownership of the shares reported in the Schedule 13G. Marathon Asset Management (Services) Limited, an owner of Marathon Asset Management LLP, is a wholly owned subsidiary of M.A.M. Investments Ltd., and as such, shares with M.A.M. Investments Ltd. the voting and dispositive power as to all of the shares beneficially owned by Marathon Asset Management (Services) Limited. Messrs. Arah, Hosking and Ostrer are directors and indirect owners of Marathon Asset Management (Services) Limited and owners and Executive Committee members of Marathon Asset Management LLP.

(18)	The address for Prentice Capital Management, LP and Michael Zimmerman is 623 Fifth Avenue, 32nd Floor, New York, New York 10022.

(19)	This is based on amendments to Schedules 13G filed with the SEC on February 14, 2006 and February 13, 2009, by Prentice Capital Management, LP and Michael Zimmerman. According to the Schedules 13G/A, Prentice Capital Management, LP has shared voting power and shared dispositive power with regard to 12,170,683 shares of Class A common stock and 4,077,410 shares of Class B common stock, and Michael Zimmerman has shared voting power and shared dispositive power with regard to 12,516,983 shares of Class A common stock and 4,077,410 shares of Class B common stock. The shares of Class A common stock and Class B common stock are beneficially owned by Prentice Capital Management, LP as investment manager for investment funds in which such shares are held. Michael Zimmerman is the managing member of (1) Prentice Management GP, LLC, the general partner of Prentice Capital Management, LP; (2) Prentice Capital GP, LLC, the general partner of certain investment funds; and (3) Prentice Capital GP II, LLC, the general partner of Prentice Capital GP II, LP, which is the general partner of certain investment funds. According to the 13G filed on February 13, 2009, Michael Zimmerman may be deemed to control Prentice Capital Management and certain of the investment funds and therefore may be deemed to be the beneficial owner of the securities reported in the 13G. In addition, Mr. Zimmerman has voting and dispositive authority over 19,000 shares of Class A common stock held by the Michael Zimmerman & Holly Zimmerman Family Foundation, Inc., 304,500 shares of Class A common stock held by Mrs. Zimmerman and 22,800 shares of Class A common stock held by his children and, as such, he may be deemed to be the beneficial owner of these shares included in this 13G. Each of Michael Zimmerman and Prentice Capital Management disclaims beneficial ownership of all of the shares of Class A common stock reported in the 13G.

(20)	The address for President and Fellows of Harvard College is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.

(21)	This is based on an amendment to Schedule 13G filed with the SEC on February 13, 2009, by President and Fellows of Harvard College. According to the Schedule 13G/A, President and Fellows of Harvard College has sole voting power, sole dispositive power and beneficial ownership with regard to 5,567,100 shares of Class B common stock.

(22)

The address for Trivium Capital Management, LLC is 600 Lexington Avenue, 23rd Floor, New York, New York 10022 and the address for Trivium Offshore Fund, Ltd. is c/o Citco Fund Services (Bermuda) Limited, Washington Mall West, 2nd Floor, 7 Reid Street, Hamilton HM11, Bermuda.

(23)

This is based on an amendment to Schedule 13G filed with the SEC on February 15, 2008, by Trivium Capital Management, LLC and Trivium Offshore Fund, Ltd. According to the Schedule 13G/A, (1) Trivium Capital Management, LLC has shared voting power with regard to 7,680,254 shares of Class A common stock, shared dispositive power with regard to 7,950,000 shares of Class A common stock, and is deemed to beneficially own 7,950,000 shares of Class A common stock; and (2) Trivium Offshore Fund, Ltd. beneficially owns and has shared voting power and shared dispositive power with regard to 6,431,984 shares of Class A common stock.

(24)

The address for Mark J. Wattles and Wattles Capital Management, LLC, is 321 W. 84th Avenue, Suite A, Thornton, CO 80260, and the address for HKW Trust is 7945 W. Sahara Avenue, Suite 205, Las Vegas, NV 89117.

(25)

This is based on a Schedule 13D filed with the SEC on March 16, 2009, by Mark J. Wattles as the Reporting Person, an individual who is the sole member and manager of Wattles Capital Management, LLC (“WCM”) and owns 100% of its membership interests. According to the Schedule 13D, WCM has sole voting power and sole dispositive power with regard to 4,841,937 shares of Class A common stock, and HKW Trust has sole voting power and sole dispositive power with regard to 2,000,000 shares of Class A common stock. WCM and HKW Trust are deemed to beneficially own 4,841,937 and 2,000,000 shares of Class A common stock respectively, which together represent 5.7% of the outstanding shares of Class A common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and related rules of the SEC require our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. As with many public companies, we provide assistance to our directors (other than Mr. Icahn, one of our non-employee directors, who obtains such assistance from his own advisors) and executive officers in making their Section 16(a) filings pursuant to powers of attorney granted by our insiders. To our knowledge, based solely on our review of the copies of Section 16(a) reports received by us with respect to fiscal 2008, including those reports that we have filed on behalf of our directors and executive officers pursuant to powers of attorney, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, officers and persons who own more than 10% of a registered class of our equity securities have been satisfied, except that Prentice Capital Management, LP, a holder of more than 10% of a registered class of our equity securities, filed a Form 3 and Form 3/A in December 2008, each of which was filed beyond the ten day filing deadline.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion & Analysis

Executive Summary

This compensation discussion and analysis (“CD&A”) provides information about our compensation objectives and policies for our Chief Executive Officer, our Chief Financial Officer and our other most highly compensated executive officer and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. We provide in this CD&A a general description of our compensation program and specific information about its various components. Immediately following this CD&A is our Compensation Committee Report.

Throughout this discussion, the following individuals are referred to collectively as the “named executive officers” and are included in the Summary Compensation Table on page 28:

•	James W. Keyes, Chairman of the Board and Chief Executive Officer;

•	Thomas M. Casey, Executive Vice President and Chief Financial Officer; and

•	Eric H. Peterson, Executive Vice President, General Counsel and Secretary

Compensation Objectives and Philosophy

Our primary objectives when determining compensation for our named executive officers are to:

•

set levels of annual salary, bonus and equity compensation that are competitive and that will attract and retain superior executives, taking into account the difficult industry conditions and challenges posed to our business by rapidly evolving technologies, sustained economic declines affecting consumer spending habits and preferences, and the increasingly diverse and competitive environment that we currently face;

•	incorporate a performance-based component to executive compensation by linking both bonus and equity compensation to our financial and operational performance; and

•	provide long-term equity-based compensation, thereby further aligning the interests of our executives with those of our stockholders.

Generally, by pursuing these objectives, we intend to reward each executive’s (1) individual performance and contribution to our corporate performance; (2) level and scope of responsibility and experience; and (3) ability to influence our future growth and profitability. We are able to determine whether our objectives are being met by comparing the value of our executive compensation packages to those being awarded by our peers, by evaluating our ability to attract and retain quality executive talent, and by analyzing whether performance-based and long-term equity-based compensation is appropriately incentivizing management and resulting in improvements in our performance. We assess our compensation objectives and philosophy on an ongoing basis, and make adjustments where necessary to respond to areas where our objectives may not be being fully satisfied, to changing competitive and economic conditions and to evolving “best practices” in executive compensation.

While no formal policy exists for allocating different components of compensation to each named executive officer, in formulating the compensation arrangements for our named executive officers, we sought to allocate a large portion of their compensation to equity awards relative to cash compensation. Notwithstanding the recent decline in the price of Blockbuster’s common stock, consistent with our objective of having a substantial performance-based component in our executives’ compensation packages, approximately 89.2 percent of Mr. Keyes’ total compensation opportunity, 72.0 percent of Mr. Casey’s total compensation opportunity and 64.5 percent of Mr. Peterson’s total compensation opportunity are predicated on Blockbuster’s financial and operational performance. Although the grant date values of the equity awards to the named executive officers were substantial as of the date of grant, the reality today is that all of the stock options held by these executives are currently “underwater,” by which we mean that the exercise prices associated with those stock options significantly exceed the current fair market value of Blockbuster’s common stock.

Compensation Process

The Compensation Committee of our Board is responsible for assisting management and the Board in defining and overseeing our general compensation practices. However, because we value the experience and opinions of each Board member with respect to executive compensation matters and because executive compensation is more important than ever in corporate governance, our full Board has reserved the authority with respect to the approval of named executive officer compensation. During fiscal 2008, in addition to drawing upon the experience and judgment of each of our directors, the Compensation Committee utilized the services of Lyons, Benenson to assist it in evaluating executive compensation matters. Lyons, Benenson does not have approval authority for the ultimate compensation that is provided to our named executive officers. Instead, they provide recommendations by identifying areas that do not appear to be consistent with the general practice of our peers (without setting specific benchmarks and using a discretionary standard) to management and to the Compensation Committee prior to meetings when compensation matters are considered. This peer group is made up of eleven small box retailers that have median revenues that are comparable to ours (Autozone, Barnes & Noble, Borders, Family Dollar, Foot Locker, Limited Brands, Office Depot, RadioShack, Starbucks, The TJX Companies and YUM! Brands) and two peer competitors Netflix and Movie Gallery (when data is available) that we have defined as being representative of the marketplace for the talent we seek.

For a more complete description of our processes and procedures for determining executive compensation, please see the section of this proxy statement entitled “Corporate Governance—Processes and Procedures for Determining Executive and Director Compensation—Executive Compensation.”

Role of Management in Establishing Compensation

Of our named executive officers, only our Chief Executive Officer provides the Compensation Committee with his recommendations regarding the compensation of or policies that affect the other named executive officers. Mr. Keyes generally is in attendance at Compensation Committee meetings and provides any compensation recommendations he might have with respect to the other named executive officers to the Compensation Committee at such times. We value the Chief Executive Officer’s opinion as to compensation decisions because we feel that he is in a unique position to see the day-to-day activities of the named executive officers reporting directly to him and because he desires to preserve the competitiveness of our compensation packages in relation to peer companies. However, as discussed above, the Compensation Committee makes recommendations to our Board regarding the compensation of our named executive officers, and our Board generally makes all final decisions concerning compensation for our named executive officers.

Compensation of the Named Executive Officers

For fiscal 2008, the principal components of compensation for the named executive officers were:

•	base salary;

•	annual bonus;

•	outstanding long-term equity compensation; and

•	perquisites and other personal benefits.

Except where it is appropriate to discuss an element of a particular named executive officer’s compensation separately, the following is an aggregated discussion of the elements of compensation for the named executive officers. Due to the distinctiveness of the Chief Executive Officer position, following this broad discussion, more specific details are given concerning the compensation package for Mr. Keyes.

Salary

We view cash compensation as a key element of overall executive compensation and generally target salary levels to be competitive, by which we mean relatively close to the medians for comparable positions within our retail peer group, and to be commensurate with an executive’s position and level of responsibility, as well as experience, tenure and ability to influence our future success. The salaries of our named executive officers are typically reviewed annually during our first quarter and may also be reviewed upon a promotion or other change in job responsibilities. During its 2008 salary review, Lyons, Benenson performed a review of the cash compensation, including salary and bonus, of executives in similar positions at the companies in the retail peer group. Mr. Keyes’ salary was 75 percent of the peer group median, Mr. Casey’s salary was 90.8 percent of the peer group median, and Mr. Peterson’s salary was 105 percent of the peer group median. Given that each of the named executive officers’ salaries were only recently set in 2007 when such executives joined our company and that their salaries throughout 2008 remained in close proximity to the peer group medians, management made no recommendations to increase their salaries. The Board concurred with management and did not take any action regarding the salaries of the named executive officers during 2008. Actual 2008 salaries earned by each of the named executive officers are set forth below under “—Summary Compensation Table.”

In making determinations regarding compensation for fiscal 2009, the Compensation Committee and the Board again reviewed the factors noted above. The Committee, the Board and management remain in agreement that the current state of the economy, coupled with no discernable change in competitive top executive compensation levels to date, argue against any increases now in the salaries of our named executive officers. The Committee and the Board will carefully monitor trends and developments in peer group compensation as the year progresses.

Annual Bonus

Consistent with our view that cash compensation is a key element of overall compensation, bonuses for the named executive officers are also considered annually. Our Senior Executive Annual Performance Bonus Plan (the “Senior Bonus Plan”) provides us with the flexibility to design cash incentive compensation programs to promote performance and the achievement of our goals and objectives. Our bonus program is specifically designed to emphasize pay-for-performance, and bonuses for the named executive officers have historically been determined based on both our achievement of pre-established performance criteria and, at times, individual performance criteria. Individual performance goals established for a specified performance period may be based on criteria such as the individual’s contributions to our overall success and the performance of the businesses and responsibility areas that the individual oversees. The performance targets for our company relate to our financial goals for the specific performance period, and generally are a combination of one or more of the following measures: total net revenue, operating income, adjusted operating income, income before taxes, adjusted income before taxes, net income or adjusted net income. Each Senior Bonus Plan participant has a target award for each fiscal year, which generally is a percentage of the participant’s salary. The Senior Bonus Plan and Amendment No. 1 thereto are filed as exhibits to our quarterly report on Form 10-Q for the quarterly period ended September 30, 2004 and our annual report on Form 10-K for the year ended December 31, 2004, respectively.

For fiscal 2008, payment of each named executive officer’s bonus award was based upon our achievement during the period from January 7, 2008 through January 4, 2009 of performance goals based on adjusted operating income and total net revenue due to the fact that management, our Board and the investment community consider these among the most important measures in evaluating our performance. The Board established specified levels of adjusted operating income to be achieved to fund a bonus pool out of which different amounts of bonus payments would be made depending upon our achievement of certain levels of total net revenue and adjusted operating income for 2008. Under the Senior Bonus Plan, adjusted operating income means our operating income plus intangible amortization and depreciation expenses, adjusted for non-cash charges, such as changes in accounting principles. Total net revenue is equivalent to our consolidated total net revenue as determined in accordance with accounting principles generally accepted in the United States. Payment of bonuses for fiscal 2008 under the Senior Bonus Plan required that our adjusted operating income exceed the low end of our financial outlook for fiscal 2008 that was released publicly. In addition, the payment of maximum bonuses for fiscal 2008 required that our adjusted operating income substantially exceed that of our published financial outlook for fiscal 2008. Further, a minimum adjusted operating income target was set, below which no bonuses would be funded or paid. As such, we believe that the fiscal 2008 performance thresholds appropriately reflected our financial goals for the year and were neither certain to be met nor unattainable. Under their employment agreements, each fiscal year, Mr. Keyes has a target award equal to $500,000, and each of Messrs. Casey and Peterson has a target award equal to 60% of his annual salary. Once the minimum adjusted operating target was met, ultimate bonus awards were determined based upon a performance grid comparing relative levels of adjusted operating income with total net revenue. Based upon our results of operations for the performance period, a bonus pool of 84.3% of the maximum amount was established and, through application of the performance grid determinants, a bonus award of 80.5% of each named executive officer’s target award was paid. The actual amount of bonuses awarded could have ranged from 0% to 150% of each target award.

Under the terms of the Senior Bonus Plan, once the pre-established performance criteria have been met, bonuses are deemed to have been earned, except that the directors determined to be outside directors for Section 162(m) purposes may, in their sole discretion, reduce the amount of any final bonus payout to reflect the outside directors’ assessment of the named executive officer’s individual performance or for any other reason. With respect to the fiscal 2008 bonus awards under the Senior Bonus Plan, such downward discretion was not exercised by the outside directors. For fiscal 2008, (1) Mr. Keyes received a bonus equal to 80.5% of the $500,000 target bonus amount set forth in his employment agreement, or $402,500, which bonus was paid in fully vested shares of Class A common stock as called for in his employment agreement and reflecting the Board’s desire to allocate a large portion of his compensation to equity and incentivize him to increase stockholder value; and (2) Messrs. Casey and Peterson each received 80.5% of the target bonus amounts set forth in their respective employment agreements, or $241,500 and $193,200, respectively. Bonuses are discussed in more detail below under “—Fiscal 2008 Grants of Plan-Based Awards.”

In February 2009, when evaluating a desired fiscal 2009 bonus program, the Compensation Committee and Board considered, among other factors, (i) the depressed economic environment and its current and projected effects on consumer spending, (ii) the effect of market conditions on our results of operations for fiscal 2008 and the potential for continued adverse effects on our performance in fiscal 2009, (iii) the uncertain prospects for general economic recovery in fiscal 2009, and (iv) our ongoing focus on cash management and expense optimization, and determined not to establish performance targets or bonus target awards under the Senior Bonus Plan for fiscal 2009. Our Board will have the ability to award discretionary bonuses for fiscal 2009 based upon one or more of the performance measures set forth in the Senior Bonus Plan or other measures that it may determine are appropriate. In making this determination, our Board believes that not establishing fiscal 2009 performance targets or bonus target awards is in our best interests given that it provides maximum flexibility in achieving the appropriate risk-reward balance in executive compensation during difficult and unpredictable economic conditions. Each of the named executive officers has agreed with the Board’s decision in this regard and has agreed to enter into an amendment to his employment agreement waiving his rights to bonus payments under the Senior Bonus Plan for fiscal 2009.

Long-Term Equity Compensation

We believe that the use of stock option awards appropriately links executive interests to enhancing stockholder value. In considering the nature and timing of these awards, the number of and potential gains on past awards of equity-based compensation will be reviewed for each executive before new awards are granted. We believe that, relative to other types of equity awards, stock options generally provide our executives with a better incentive to grow our stock price because they will realize value from the stock options only to the extent that our stock price increases. We currently maintain two separate long-term equity compensation plans: the Amended and Restated 1999 Long-Term Management Incentive Plan (which will expire in July 2009) and the 2004 Long-Term Management Incentive Plan (the “Compensation Plans”). The purpose of the Compensation Plans is to benefit and advance our stockholders’ interests by attracting and retaining employees, directors, and advisors, and further rewarding these individuals for their contributions to our financial success, which we believe motivates them to continue to make such contributions in the future. The types of awards available for grant under the Compensation Plans are stock options, stock appreciation rights, restricted shares, restricted share units, unrestricted shares of common stock and phantom shares. The Board will determine the vesting provisions and any other limitations on exercisability or recognition of awards made under the Compensation Plans, such as performance targets, on an individual basis. Such performance goals may be described in terms of objectives that are related to the individual participant, to a particular division or region, to our overall financial performance, or a measurement relative to selected peer companies or a market index. The Board also has sole discretion over whether awards under the Compensation Plans will be structured to qualify for deductibility pursuant to Section 162(m) of the Internal Revenue Code.

During fiscal 2008, we did not grant additional long-term equity compensation to our named executive officers given that they were each awarded option grants in 2007 pursuant to their compensation arrangements entered into at such time that were intended to cover their initial years with the company. In addition, Mr. Keyes was issued an award in 2007, which restricted share units do not vest until 2010. In formulating these compensation arrangements in 2007, we sought to achieve greater alignment of the interests of the executives and the interests of our stockholders by motivating the executive officers to increase stockholder value and rewarding the executive officers when stockholder value increases. In particular, we believed that the allocation of a large portion of the named executive officers’ compensation to equity awards and the escalating exercise prices of their stock option awards would have appropriately incentivized our executives to maximize stockholder value. The recent and precipitous decline in the price of Blockbuster stock has greatly reduced the value of the equity component of each named executive officer’s compensation package. Notwithstanding that decline in value, our named executive officers remain fully committed to increasing the value of our stockholders’ investment in the company. See “—Outstanding Equity Awards at 2008 Fiscal Year End” for more information regarding the terms of outstanding equity awards held by our named executive officers.

Perquisites and Personal Benefits

We provide each of our named executive officers with the available employee benefit plans, programs or arrangements that are generally provided to our other executives, or to our employees in general. The perquisites we provide, if any, are determined in accordance with the responsibilities and duties befitting each named executive officer’s position and are generally limited in scope. Perquisites provided to our named executive officers for fiscal 2008 are discussed in further detail in the footnotes following the “Summary Compensation Table” below.

Retirement Benefits

The named executive officers are eligible to participate in our tax-qualified 401(k) plan. In addition, we sponsor an excess investment plan that permits eligible employees to defer salary and bonus compensation in addition to the amount that would otherwise be allowed under our tax-qualified 401(k) plan based on the Internal Revenue Code’s qualified plan compensation limits. The excess investment plan is a nonqualified deferred compensation plan and is intended to comply with the requirements of Section 409A of the Internal Revenue Code. None of our named executive officers have elected to participate in our 401(k) plan and, hence, none of our named executive officers participated in the excess investment plan.

Employment and Change in Control Provisions

All of the named executive officers have employment agreements with us which provide certain benefits upon termination of employment in various scenarios. While Mr. Keyes’ employment agreement does not provide for severance, it does provide for accelerated vesting of specified equity awards in the event of certain corporate transactions such as a change in control. Messrs. Casey and Peterson’s employment agreements each provide for the payment of one year’s salary in severance upon an involuntary termination, but also provide that any unvested option awards shall be forfeited in such event. When we entered into these agreements, we believed that the severance and other benefits provided to the named executive officers represented reasonable compensation packages and allowed the named executive officers to focus their attention and energy on our business. See “—Employment Contracts and Potential Payments Upon Termination or Change-in-Control” below for a detailed discussion of these payments and benefits.

Compensation of the Chief Executive Officer

Employment Agreement Analysis and Compensation Elements

Mr. Keyes’ fiscal 2008 compensation was principally established by the terms of his employment agreement, which was recommended by the Compensation Committee and approved by the Board in connection with our hiring of Mr. Keyes in 2007. During its review and analysis of Mr. Keyes’ employment agreement, the Compensation Committee and the Board consulted with Lyons, Benenson regarding Mr. Keyes’ compensation. Lyons, Benenson provided the Compensation Committee and the Board with calculations of the present value of Mr. Keyes’ compensation package and assisted the Compensation Committee and the Board in comparing Mr. Keyes’ compensation package to compensation packages of executives at other companies (including Barnes & Noble, Borders, Dollar General, Family Dollar, Foot Locker, GameStop, Limited Brands, Movie Gallery, Netflix, Office Depot, RadioShack, The TJX Companies and YUM! Brands). As part of its deliberations in establishing Mr. Keyes’ compensation package, the Compensation Committee and the Board considered the importance of aligning Mr. Keyes’ interests with the interests of our stockholders and, to that end, allocated a large portion of Mr. Keyes’ compensation to stock option awards equal to 4% of our outstanding Class A common stock and Class B common stock, providing that one-third of such stock options will be exercisable at the fair market value of our stock at such time, and the remaining awards at escalating exercise prices of at least 15% above the fair market value of our stock at such time. We also granted Mr. Keyes $3,000,000 of restricted share units which do not vest until July 2010 unless Mr. Keyes’ employment terminates earlier under certain circumstances or we experience certain corporate transactions, each as discussed in greater detail below under “—Employment Contracts and Potential Payments Upon Termination or Change-in-Control—Employment Agreement with Chairman and CEO,” and required that he purchase $3,000,000 worth of our common stock shortly after commencement of his employment. The Compensation Committee and the Board believed that weighting Mr. Keyes’ compensation package heavily with equity awards and requiring him to invest a significant amount of his own funds in our common stock would align Mr. Keyes’ interests with the interests of our stockholders by motivating him to increase stockholder value and rewarding him when stockholder value increases.

Taking into account the input from Lyons, Benenson and the goals for alignment with stockholder interests, the Board approved the various components of compensation in Mr. Keyes’ employment agreement, including salary (to address market data and provide a base level of compensation), bonus (to address a pay-for-performance component) and stock options and restricted share units (to address alignment with stockholder interests). In addition, as discussed above, Mr. Keyes’ employment agreement provides that his bonus each year is to be paid in fully vested shares of our Class A common stock, which further aligns Mr. Keyes’ interests with the interests of our stockholders. The market data analysis from Lyons, Benenson showed that the base salary component of Mr. Keyes’ compensation was at the 11th percentile of market practice, which placed it 25 percent below the market median. Because Mr. Keyes’ base salary is below the market median, we have greater flexibility to place additional emphasis on variable compensation, which is consistent with our compensation program objectives. The market data analysis also indicated that Mr. Keyes’ annual bonus opportunity was at the 16th percentile of market practice, which placed it at 43 percent of the market median. The present value of Mr. Keyes’ equity compensation grants when awarded registered at the 86th percentile of market practice or 258 percent of the market median. This significant allocation of his compensation to equity awards emphasized the importance of Mr. Keyes’ increasing stockholder value. For Mr. Keyes’ total compensation package to actually exceed the market median for similarly situated officers of our competitors, the value of our stock must outperform the equity of our competitors. While this generally remains true, the recent, broad-based decline in equity values across the market, including the decline in the price of our stock, has reduced the present and future value of Mr. Keyes’ compensation package.

The Compensation Committee and the Board also reviewed the potential effect on and cost to us of severance and change-in-control scenarios under Mr. Keyes’ employment agreement. In particular, the Compensation Committee and the Board believed that several facets of Mr. Keyes’ employment agreement, including that Mr. Keyes would forfeit all of his unvested stock options in the event that his employment is terminated by us without cause and that accelerated vesting of his equity awards in connection with a change-in-control of us would be based on how long after the commencement of his employment that such a transaction occurred, were more favorable to our stockholders than arrangements at many other companies.

Fiscal 2008 Compensation

Pursuant to his employment agreement, for fiscal 2008, Mr. Keyes received (1) $750,000 in base salary and (2) a bonus equal to $402,500, which was paid in fully vested shares of our Class A common stock. Pursuant to his employment agreement, Mr. Keyes is entitled to receive an annual bonus opportunity in an amount not less than $500,000, subject to the terms of our Senior Bonus Plan, which is described in further detail above. In 2008, Mr. Keyes’ bonus was calculated by taking his target bonus of $500,000 and multiplying it by 80.5%, which is the percentage of the performance target established for fiscal 2008 that we achieved.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the federal tax deductibility of compensation paid to our Chief Executive Officer and our three other highest paid officers (other than our Chief Executive Officer and principal financial officer) to $1,000,000, but provides an exception to this limitation for certain performance-based compensation. Except in specific situations where we deem that it is not in our best interests, our objective generally is for executive compensation in excess of $1,000,000 to qualify for the performance-based compensation exception. Nevertheless, from time to time the Board authorizes compensation that does not meet the exception in order to maintain flexibility with respect to compensating executives in a manner designed to promote varying corporate goals. Of the components of compensation for our named executive officers, bonus and performance-based equity compensation are each typically designed to be deductible under Section 162(m), while salary and perquisites are not. As such, performance targets for bonus and performance-based equity compensation are generally set during the first quarter of our fiscal year in order to ensure that these awards are eligible for deductibility under Section 162(m).

With respect to the fiscal 2008 bonus compensation of the named executive officers, for business purposes, the Board established specified levels of adjusted operating income to be achieved to fund a bonus pool out of which different amounts of bonus payments would be made depending upon our achievement of certain levels of total net revenue and adjusted operating income for fiscal 2008. Because the bonus pool funding measurement of adjusted operating income is among the performance targets approved by our stockholders under the Senior Bonus Plan, the executives’ bonus payments with respect to fiscal 2008 qualified for deductibility pursuant to Section 162(m). As discussed in greater detail above, the Compensation Committee has determined that annual bonuses for fiscal 2009 will be discretionary and, hence, will not qualify for deductibility under Section 162(m).

Section 280G of the Internal Revenue Code disallows a deduction of any “excess parachute payment” paid in connection with certain change in control events. A portion of the amounts payable pursuant to, and benefits available under, our equity compensation awards or employment agreements benefiting our named executive officers may constitute “excess parachute payments” and will not be deductible by us. In contrast to Section 162(m), amounts payable in connection with a change in control transaction cannot easily be designed to avoid treatment as “excess parachute payments.” Although our Compensation Committee is aware of the possibility of a lost deduction in connection with these payments and intends to take reasonable actions to preserve the deductibility of amounts payable to our named executive officers to the extent possible, our Compensation Committee does not believe it is appropriate for tax considerations to be determinative in the design of change in control protections made available to our named executive officers, particularly given that severance provided under the employment agreements is equal to only one year of base salary, in the case of Messrs. Casey and Peterson, and that change in control benefits are limited. Mr. Keyes’ employment agreement makes no provision for cash severance.

Accounting for Stock Based Compensation

Effective October 1, 2004, we began accounting for stock-based payments, including awards under our Compensation Plans, in accordance with the requirements of FAS 123R.

Summary

The relatively limited actions taken with respect to the fiscal 2008 compensation of our named executive officers were consistent with our compensation objectives and philosophy and reflect the unexpectedly difficult economic conditions we faced in the second half of the year and continue to face. We intend to continuously monitor and evaluate our compensation practices to ensure that they remain aligned with our focus on (1) setting competitive compensation levels that allow us to attract and retain quality executives under challenging industry and economic conditions; (2) emphasizing performance-based compensation; and (3) providing equity-based compensation that further aligns the interests of our named executive officers with those of our other stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in our proxy statement with respect to our 2009 annual meeting of stockholders.

Compensation Committee of the Board of Directors

James W. Crystal

Gary J. Fernandes, Chair

Jules Haimovitz

Summary Compensation Table

The following table provides information concerning the compensation of our named executive officers for the fiscal years ended 2007 and 2008. None of the named executive officers was employed by the Company at any point during fiscal 2006.

For a discussion of the material terms of each named executive officer’s employment agreement, please refer to the section of this proxy statement entitled “—Employment Contracts and Potential Payments Upon Termination or Change-in-Control.” Compensation for the named executive officers consisted of salary, bonus and all other compensation, which includes the value of perquisites. Based on the information presented below, “Salary” and “Bonus” accounted for approximately 20.3% of the total compensation of the named executive officers for fiscal 2008.

Name and Principal Position	Year	Salary ($)		Bonus ($)			Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)			Total ($)
James W. Keyes Chairman of the Board and Chief Executive Officer	2008 2007	$ $	750,000 346,154	$ $	402,500 254,700	(3) (5)	$ $	999,999 520,832	$ $	6,258,846 4,482,245	—	$ $	1,688 20,000	(4) (6)	$ $	8,413,033 5,623,931
Thomas M. Casey Executive Vice President and Chief Financial Officer	2008 2007	$ $	500,000 130,769	$ $	241,500 300,000	(8)		—	$ $	1,526,159 567,154	—	$ $	179,789 42,990	(7) (9)	$ $	2,447,448 1,040,913
Eric H. Peterson Executive Vice President, General Counsel and Secretary	2008 2007	$ $	400,000 69,231	$ $	193,200 60,000			—	$ $	793,435 205,139	—		$5,086 —	(10)	$ $	1,391,721 334,370

(1)	The amounts in this column reflect dollar amounts recognized for financial statement reporting purposes with respect to each fiscal year in accordance with FAS 123R. Any assumptions used in the calculation of these amounts are included in footnote 3 to the Company’s audited financial statements for the fiscal year ended January 4, 2009 and in footnote 5 to the Company’s audited financial statements for the fiscal year ended January 6, 2008, which are included in the Company’s annual reports on Form 10-K filed with the SEC on April [ ], 2009 and March 6, 2008, respectively.

(2)	The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes with respect to each fiscal year in accordance with FAS 123R. Any assumptions used in the calculation of this amount are included in footnote 3 to the Company’s audited financial statements for the the fiscal year ended January 4, 2009 and in footnote 5 to the Company’s audited financial statements for the fiscal year ended January 6, 2008, which are included in the Company’s annual reports on Form 10-K filed with the SEC on April [ ], 2009 and March 6, 2008, respectively. Refer to the section of this proxy statement entitled “ – Outstanding Equity Awards at 2008 Fiscal Year-End” for option exercise prices. The closing market price of our Class A common stock on January 2, 2009 was $1.30, which is substantially lower than the minimum option exercise prices for each named executive officer, thereby substantially reducing the present and future value of the compensation package for the named executive officers.

(3)	Mr. Keyes received a bonus equal to 80.5% of the $500,000 bonus set forth in his employment agreement. This bonus was paid in fully vested shares of our Class A common stock.

(4)	This amount consists of costs for an executive physical and costs for auto insurance, which do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for Mr. Keyes.

(5)	Mr. Keyes received a bonus equal to the pro-rated portion of the $500,000 bonus set forth in his employment agreement. This bonus was paid in fully vested shares of our Class A common stock.

(6)	This amount consists of legal expenses paid on Mr. Keyes’ behalf.

(7)	This amount consists of $169,978 in relocation expenses and costs for car allowance, auto insurance, executive physical and non-employee travel expenses, which do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for Mr. Casey.

(8)	Mr. Casey received a bonus of $100,000, which is the bonus amount that he was guaranteed to receive for 2007 pursuant to his employment agreement. He also received a sign-on bonus of $200,000 in connection with the commencement of his employment.

(9)	This amount consists of relocation expenses.

(10)	This amount consists of costs for car allowance and auto insurance, which do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for Mr. Peterson.

Fiscal 2008 Grants of Plan-Based Awards

The following table and accompanying narrative disclosure provide information related to grants of plan-based awards to our named executive officers during fiscal 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
James W. Keyes	N/A	N/A	$500,000	$750,000	0	0	0	0
Thomas M. Casey	N/A	N/A	$300,000	$450,000	0	0	0	0
Eric H. Peterson	N/A	N/A	$240,000	$360,000	0	0	0	0

(1)	These amounts reflect the target and maximum amounts that were payable to each of the named executive officers with respect to the 2008 bonus under the Senior Bonus Plan. The Senior Bonus Plan participants’ fiscal 2008 bonus was based upon our achievement during the period from January 6, 2008 until January 4, 2009 of specified performance levels of adjusted operating income to be achieved (as established by the Board) to fund the bonus pool out of which different amounts of bonus payments would be made depending upon levels of total net revenue and adjusted operating income actually achieved for fiscal 2008. The actual amount of the bonus awarded could range from 0% to 150% of the target awards. Application of the performance goals to the Company’s results of operations for the performance period resulted in payment to Senior Bonus Plan participants equal to 80.5% of their target bonus amounts. Mr. Keyes received a bonus of $402,500, which is equal to 80.5% of the $500,000 bonus set forth in his employment agreement. Mr. Casey received a bonus of $241,500, which is 80.5% of the bonus set forth in his employment agreement. Mr. Peterson received a bonus of $193,200, which is 80.5% of the bonus set forth in his employment agreement.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table provides information related to the outstanding equity awards held by each of our named executive officers at January 4, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
James W. Keyes	—	2,588,516	$4.485	07/02/2012	1,725,677	$2,243,380
		1,725,678	$5.1578	07/02/2012	1,150,452	$1,495,588
		1,725,677	$5.9314	07/02/2012	1,150,451	$1,495,586
		1,725,676	$6.8211	07/02/2012	1,150,450	$1,495,585
Thomas M. Casey	—	500,000	$5.08	09/12/2012	333,333	$433,332
		500,000	$5.842	09/12/2012	333,333	$433,333
		500,000	$6.7056	09/12/2012	333,333	$433,333
Eric H. Peterson	—	233,334	$5.32	10/15/2012	155,556	$202,223
		233,333	$6.118	10/15/2012	155,555	$202,221
		233,333	$7.0224	10/15/2012	155,555	$202,221

(1)	Represents securities underlying options to purchase our Class A common stock. The stock options will vest over a three-year period, with one-third of the stock options vesting on each anniversary of the commencement date of the named executive officer’s employment unless, in the case of Mr. Keyes, Mr. Keyes’ employment terminates earlier under certain circumstances or we experience certain corporate transactions. See “—Employment Contracts and Potential Payments Upon Termination or Change-in-Control—Employment Agreement with Chairman and CEO.”

(2)	Calculated by multiplying $1.30, the closing market price of our Class A common stock on January 2, 2009, by the number of restricted share units listed in the foregoing column. The restricted share units will vest in full on the third anniversary of Mr. Keyes’ employment, unless Mr. Keyes’ employment terminates earlier under certain circumstances or we experience certain corporate transactions. See “—Employment Contracts and Potential Payments Upon Termination or Change-in-Control—Employment Agreement with Chairman and CEO.”

Fiscal 2008 Option Exercises and Stock Vested

The following table provides information related to options exercised by, and stock awards vested for, our named executive officers during fiscal 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James W. Keyes	—	—	—	—
Thomas M. Casey	—	—	—	—
Eric H. Peterson	—	—	—	—

(1)	Calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	Calculated by multiplying the number of restricted shares or restricted share units by the market value of the underlying shares on the vesting date.

Defined Benefit Pension Plans

Through December 31, 1999, we participated in a non-contributory qualified defined benefit pension plan and, for some of our highly compensated employees, a non-qualified excess defined benefit pension plan. Both plans were sponsored by the company formerly known as Viacom Inc. (“Viacom”). Our employees became eligible to participate in these plans effective January 1, 1996, with credit for past service on and after September 29, 1994, for eligibility and vesting purposes. Benefits under both Viacom plans were determined by a formula that uses final average compensation (salary and bonus) and years of benefit service. The benefits under Viacom’s excess defined benefit pension plan are not subject to the provisions of the Internal Revenue Code that limit the compensation used to determine benefits and the amount of annual benefits payable under Viacom’s qualified defined benefit pension plan.

Our employees ceased to participate in Viacom’s defined benefit pension plans on December 31, 1999. All of our employees who were actively employed by us and participating in Viacom’s qualified defined benefit pension plan or Viacom’s excess defined benefit pension plan on December 31, 1999 were fully vested in their accrued benefits in Viacom’s plans on that date. Messrs. Keyes, Casey and Peterson are not participants in the Viacom qualified defined benefit pension plan or the Viacom excess defined benefit pension plan.

In connection with our divestiture from Viacom in October 2004, Viacom agreed to retain the accrued liability for benefits for our current and former employees under the Viacom qualified defined benefit pension plan. We agreed to indemnify Viacom for taking certain actions that increase Viacom’s liability under the Viacom qualified defined benefit pension plan. The amount of the indemnity will be determined by the amount of the actuarial loss experienced by Viacom as a result of such action by us. After the first $1 million of such actuarial losses, we will indemnify Viacom for the next $4 million of such losses. We also agreed to assume liabilities attributable to our current and former employees in Viacom’s excess defined benefit pension plan, with the amount of such assumed liability capped at $800,000.

On January 1, 2006, Viacom announced that it had completed a transaction (the “Viacom Split”) to separate itself into two publicly traded entities: CBS Corporation and ‘New’ Viacom Inc. (“New Viacom”). As a result of the Viacom Split, the assets and liabilities of our employees under Viacom’s qualified defined benefit pension plan were transferred to a New Viacom qualified defined benefit pension plan that is sponsored by New Viacom. In addition, the liabilities of our employees under Viacom’s excess defined benefit pension plan were transferred to New Viacom’s excess defined benefit pension plan that is sponsored by New Viacom. New Viacom’s defined benefit pension plans have essentially the same terms and provisions as Viacom’s defined benefit pension plans and will be administered by New Viacom. Plan participants who are our employees but were previously participating in Viacom’s plan will be eligible to receive accrued benefits under the New Viacom defined benefit pension plans in accordance with their terms upon their separation from service with us.

Fiscal 2008 Nonqualified Deferred Compensation

The following table provides information related to the nonqualified deferred compensation of our named executive officers for fiscal 2008.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
James W. Keyes, Stock Purchase Repayment Right	—	—	—	—	$676,954	(1)
Thomas M. Casey	—	—	—	—	—
Eric H. Peterson	—	—	—	—	—

(1)	Pursuant to his employment agreement, Mr. Keyes purchased $3,000,000 worth of shares of our Class A common stock within thirty days after the date of commencement of his employment. Mr. Keyes’ employment agreement provides that, if Mr. Keyes is terminated without cause or for good reason prior to the first anniversary of the commencement date of his employment and the $3,000,000 worth of shares of our Class A common stock that he purchased after his commencement of employment has decreased in value, then we will pay him the difference between the market value of the stock on the date of purchase and the market value on the date his employment ends. This payment may be delayed until the first day of the seventh calendar month following his termination of employment if required by Section 409A of the Internal Revenue Code. The amount in the table above assumes that Mr. Keyes was terminated on January 6, 2008, in which case the closing market price on January 4, 2008 (the most recent business day prior to January 6, 2008, which was not a business day) of $3.42 was less than the prices paid by Mr. Keyes when he bought the shares, which ranged from $4.22 to $4.55.

Mr. Keyes’ Stock Purchase Repayment Right

As more fully described below in the section entitled “—Employment Contracts and Potential Payments Upon Termination or Change-in-Control—Employment Agreement with Chairman and CEO” if, prior to July 2, 2008, Mr. Keyes’ employment is terminated without cause (as defined below and in his employment agreement) or for good reason (as defined below and in his employment agreement) and the $3,000,000 worth of shares of our Class A common stock that he was required to purchase pursuant to his employment agreement has decreased in value, we will pay him the difference between the market value of the stock on the date of purchase and the market value on the date his employment ends.

Our Excess Investment Plan

Our Excess Investment Plan permits eligible employees to defer salary and bonus compensation in addition to amounts that would otherwise be allowed under our tax-qualified 401(k) plan based on the Internal Revenue Code’s qualified plan compensation limits. The plan is a nonqualified deferred compensation plan and is intended to comply with the requirements of Section 409A of the Internal Revenue Code.

An “eligible employee” includes any of our employees, or the employees of our affiliates and subsidiaries, who receives annual salary and bonus compensation in an amount equal to or greater than the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code (which was $230,000 for 2008) and who is designated by the Retirement/Investments Committee that administers the plan as an employee who is eligible to participate in the plan. Each eligible employee may contribute to the plan up to 15% of each of his or her salary and bonus, which contributions are matched by us at a rate of 50% up to 5% of the participant’s compensation, which is capped at $750,000 under the plan. All contributions are fully vested at all times. Each participant’s account in the plan is periodically adjusted to reflect the investment performance of the investment funds selected by such participant for amounts contributed to our 401(k) plan. Plan obligations are a general unsecured liability, and we have not established a trust to hold any assets to meet our future obligations under the plan. The table below shows the funds that were available under our 401(k) plan during the 2008 plan year and their annual rate of return for the calendar year ended December 31, 2008, as reported by the administrator of the plan.

Name of Fund	Rate of Return
Blockbuster Class A Stock Fund	-67.69%
Blockbuster Class B Stock Fund	-81.10%
Principal LifeTime 2010	-30.71%
Principal LifeTime 2020	-34.08%
Principal LifeTime 2030	-36.61%
Principal LifeTime 2040	-38.48%
Principal LifeTime 2050	-39.32%
Principal LifeTime Income	-22.74%
Growth Fund of America	-39.24%
American Funds EuroPacific Growth Fund R3	-40.71%
Oppenheimer Main Street Small Cap	-38.28%
Putnam S&P 500	-37.09%
Vanguard Total Stock Market Index Fund-Signal	-36.99%
Allianz NFJ Dividend Value Admiral	-36.17%
Davis New York Venture A	-40.03%
Putnam Stable Value	4.64%
PIMCO Total Return Fund R	4.12%

For amounts deferred prior to January 1, 2005 and earnings on those amounts, the balance of each participant’s account in the plan is distributed in cash after termination of employment in accordance with such participant’s payment election. Participants may elect to have these amounts paid in a single lump sum in January of the first, second, third, fourth or fifth year following termination of employment, or in up to five annual installments in amounts designated by the participant beginning in January following the year of termination of employment. Payment elections may be changed up to three times during employment, and participants may change an existing payment election only one time in any calendar year.

For amounts deferred on and after January 1, 2005, and earnings on those amounts, the balance of each participant’s account in the plan is distributed in cash after separation of service in accordance with such participant’s payment election. Participants may elect to have these amounts paid in single lump sum in January of the first, second, third, fourth or fifth year following separation from service, or in up to five annual installments in amounts designated by the participant beginning in January following the year of separation from service. If the participant is a specified employee, any payment that is due to be made to such participant before the date that is six months after the date of the participant’s separation from service will be delayed and paid on or about the day that is six months after the date of separation from service or, if earlier, as soon as administratively practicable following the date of such participant’s death. We anticipate that each of our named executive officers will constitute specified employees. Payment elections may be changed up to three times during employment, and participants may change an existing payment election only one time in any calendar year. Any change to a participant’s existing payment election may not take effect until at least 12 months after the date on which the change is made and, if the election relates to a payment due to separation from service, the payment must be deferred for at least five years from the date the payment would otherwise have been paid.

Participants may also petition the Retirement/Investments Committee for withdrawals in the event of an unanticipated and severe financial hardship or an unforeseeable emergency. Participants are not permitted to borrow from their plan accounts.

Employment Contracts and Potential Payments Upon Termination or Change-in-Control

We have entered into employment agreements with our named executive officers. The following discussion provides an overview of these agreements; it is not a complete description of all terms of the agreements. Mr. Keyes’ employment agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 2, 2007. For the location of the other agreements discussed below in our public SEC filings, please refer to the exhibit index in our annual report on Form 10-K for the year ended January 4, 2009, filed with the SEC on April [ ], 2009 and available on our public website.

Employment Agreement with Chairman and CEO

In connection with Mr. Keyes’ appointment as Chairman of the Board and Chief Executive Officer, we entered into an employment agreement with him. Pursuant to the employment agreement, Mr. Keyes’ employment commenced on July 2, 2007, and the term of the employment agreement is three years. Mr. Keyes’ employment agreement provides that he will receive an annual salary, to be determined by the Board, of not less than $750,000 per year and will be entitled to receive, in addition to his base salary, an annual bonus opportunity in an amount not less than $500,000, subject to the terms of Blockbuster’s Senior Bonus Plan. With respect to the bonus applicable to 2007, Mr. Keyes received a pro rata amount of the bonus based on his period of employment during 2007 because, although Mr. Keyes was entitled under his employment agreement to receive a higher bonus if he was so entitled pursuant to the terms of the Senior Bonus Plan, we did not achieve the performance goals based on adjusted operating income and online subscriber growth during 2007 that might have triggered a larger payment. For 2008, he received a bonus of $402,500, which is 80.5% of his 2008 target bonus. Mr. Keyes and all participants in the Senior Bonus Plan were paid bonuses of 80.5% of bonus targets for 2008 under approved performance measures as a result of our failure to achieve targets related to adjusted operating income and total net revenue. Each year, the bonus will be paid in the form of fully vested shares of our Class A common stock.

Pursuant to the employment agreement, Mr. Keyes also received stock options to purchase a number of shares of our Class A common stock equal to 4.0% of the aggregate number of shares of our Class A common stock and our Class B common stock issued and outstanding on the commencement date of his employment. Such stock options will vest over a three-year period, with one-third of the stock options vesting on each anniversary of the commencement date of his employment, unless Mr. Keyes’ employment terminates earlier under certain circumstances described below or we experience certain corporate transactions explained in greater detail below. One-third of the stock options were granted at an exercise price equal to the average of the opening market price and the closing market price of our Class A common stock on the date of commencement of his employment. With respect to the remaining two-thirds of the stock options, (1) one-third of such remaining stock options were granted at an exercise price equal to 15% above the average of the opening market price and the closing market price of our Class A common stock on the date of commencement of his employment; (2) one-third of such remaining stock options were granted at an exercise price equal to 15% above the exercise price determined in accordance with clause (1) of this sentence; and (3) one-third of such remaining stock options were granted at an exercise price equal to 15% above the exercise price determined in accordance with clause (2) of this sentence. In addition, on the date of commencement of Mr. Keyes’ employment, we issued him $3,000,000 worth of restricted share units, which restricted share units will vest in full on the third anniversary of the commencement date of his employment, unless Mr. Keyes’ employment terminates earlier under certain circumstances as described below or we experience certain corporate transactions explained in greater detail below. Mr. Keyes also agreed to purchase $3,000,000 worth of shares of our Class A common stock within thirty days after the date of commencement of his employment or as soon thereafter as is permitted pursuant to applicable securities laws.

If Mr. Keyes’ employment is terminated by the Board for cause, as defined in the employment agreement, or due to Mr. Keyes’ death or disability, he will be entitled to (1) receive payment of any unpaid base salary through the date of termination; (2) receive payment for any vacation time accrued and unused as of the date of termination, pursuant to our policy; and (3) exercise his vested stock options in accordance with the terms of our 2004 Long-Term Management Incentive Plan, and all unvested options will be forfeited. In addition, all of Mr. Keyes’ restricted share units will be forfeited and canceled regardless of whether they have vested.

If Mr. Keyes’ employment is terminated without cause or for good reason, as defined in the employment agreement, and subject to certain exceptions described therein, (1) he will be entitled to receive payment of any unpaid base salary through the date of termination; (2) he will be entitled to receive payment of any vacation time accrued and unused as of the date of termination, pursuant to our policies; (3) he will be entitled to exercise his vested stock options in accordance with the terms of the 2004 Long-Term Management Incentive Plan, and all unvested stock options will be forfeited; (4) if such termination occurs prior to or on the first anniversary of the commencement date of his employment, one-third of his restricted share units will vest; (5) if such termination occurs after the first anniversary of the commencement date of his employment, all of his restricted share units will vest; and (6) any restricted share units not required to be vested pursuant to clauses (4) and (5) of this sentence will be forfeited and cancelled.

In addition to the above amounts, if Mr. Keyes’ employment is terminated without cause or for good reason prior to the first anniversary of the commencement date of his employment and the $3,000,000 worth of shares of our Class A common stock that he purchased after his commencement of employment has decreased in value, then we will pay him the difference between the market value of the stock on the date of purchase and the market value on the date his employment ends. This payment may be delayed until the first day of the seventh calendar month following his termination of employment if required by Section 409A of the Internal Revenue Code.

If Mr. Keyes’ employment is terminated for good reason because of a sale of our online business in connection with which Mr. Keyes ceases to serve as CEO of our online business following such sale that occurs prior to or on the first anniversary of the commencement date of Mr. Keyes’ employment, one-third of Mr. Keyes’ stock options and one-third of his restricted share units will vest. If such termination occurs after the first anniversary but prior to or on the second anniversary of the commencement date of his employment, a total of two-thirds of Mr. Keyes’ stock options and a total of two-thirds of Mr. Keyes’ restricted share units will vest, and if the termination occurs after the second anniversary of the commencement date of his employment, all of Mr. Keyes’ stock options and restricted share units will vest.

If Mr. Keyes resigns from his employment other than for good reason, he will be entitled to (1) receive payment of any unpaid base salary through the date of termination; (2) receive payment of any vacation time accrued and unused as of the date of termination, pursuant to our policies; and (3) exercise and/or settle his vested stock options and vested restricted share units. Any unvested stock options or unvested restricted share units will be forfeited and canceled.

In the event of a change of control of us, as defined in the employment agreement, our liquidation, or a sale of all or substantially all of our assets (collectively, a “Corporate Event”) that occurs prior to or on the first anniversary of the commencement date of Mr. Keyes’ employment, one-third of Mr. Keyes’ stock options and one-third of his restricted share units will vest. If a Corporate Event occurs after the first anniversary but prior to the second anniversary of the commencement date of his employment, a total of two-thirds of Mr. Keyes’ stock options and a total of two-thirds of Mr. Keyes’ restricted share units will vest, and if a Corporate Event occurs after the second anniversary of the commencement date of his employment, all of Mr. Keyes’ stock options and restricted share units will vest.

Pursuant to the employment agreement, the delivery of shares attributable to restricted share units that vest because of any termination of Mr. Keyes’ employment may be delayed until the first day of the seventh calendar month following his termination of employment if required by Section 409A of the Internal Revenue Code.

The employment agreement also contains customary non-disclosure/non-disparagement and one-year non-competition provisions.

Mr. Keyes’ employment agreement generally uses the following terms:

“Cause” means (1) an act of dishonesty that is detrimental to our best interests or those of our affiliates; (2) willful conduct that involves an immoral act that impairs our reputation or that of our affiliates; (3) willful disloyalty to us; (4) willful refusal to follow the lawful directions of the Board; (5) neglect of his assigned duties and responsibilities; (6) his indictment of any felony under federal, state or local law or the Board’s determination that he engaged in sexual harassment or violated Federal securities laws; (7) the repeated use of a controlled substance without a prescription or the repeated use of alcohol which impairs his ability to carry out his duties and responsibilities; (8) the violation of any of our material policies; or (9) the material breach of the employment agreement.

“Change of Control” means the consummation of any transaction (including any sale of stock, merger, consolidation or spinoff) resulting in any person, other than us, one of our subsidiaries or one of our employee benefit plans, becoming the beneficial owner of more than 50% of our voting stock.

“Disability” means, as reasonably determined by the Board, his physical or mental incapacity that renders him unable to perform the essential functions of his duties for 60 consecutive days or 80 days in any 12 month period, even with reasonable accommodation.

“Good Reason” means a termination initiated by Mr. Keyes within 60 days following the occurrence of (1) a significant reduction in his title, duties, or responsibilities that occurs without his consent; or (2) a sale of our online business in connection with which Mr. Keyes ceases to serve as CEO of our online business following such sale.

The following table quantifies the payments to which Mr. Keyes is entitled upon termination, change-in-control, death and disability. In determining the estimated amount of these payments, the following assumptions were used: (1) the triggering event took place on January 4, 2009; and (2) the price per share of our Class A common stock was $1.30, which was the closing market price on January 2, 2009. Because the price per share of our Class A common stock on January 2, 2009 was less than the exercise prices of Mr. Keyes’ stock options, no value has been assigned in the table for any acceleration of stock options in connection with a termination of Mr. Keyes’ employment.

Estimated Payments	Voluntary Termination	Termination for Cause	Termination Without Cause		Termination for Good Reason		Change in Control Resulting in Termination		Change in Control Not Resulting in Termination		Death	Disability
Acceleration of Stock Options	—	—	—		—		—		—		—	—
Acceleration of Restricted Share Units	—	—	$874,440	(1)	$874,440	(1)	$874,440	(1)	$874,440	(1)	—	—
Stock Purchase Repayment	—	—	$676,954		$676,954		—		—		—	—

TOTAL	—	—	$1,443,770		$1,443,770		$766,815		$766,815		—	—

(1)	Represents the accelerated vesting of Mr. Keyes’ 672,646 outstanding restricted share units calculated by multiplying $1.30, the closing market price of our Class A common stock on January 2, 2009, by 672,646.

Employment Agreements with Other Named Executive Officers

Mr. Casey’s and Mr. Peterson’s employment agreements generally use the following terms:

“Cause” means (1) an act of dishonesty that is detrimental to our best interests or those of our affiliates; (2) willful conduct that involves an immoral act that impairs our reputation or that of our affiliates; (3) willful disloyalty to us; (4) willful refusal to follow the lawful directions of the Board; (5) neglect of his assigned duties and responsibilities; (6) his indictment of any felony under federal, state or local law or the Board’s determination that he engaged in sexual harassment or violated Federal securities laws; (7) the repeated use of a controlled substance without a prescription or the repeated use of alcohol which impairs his ability to carry out his duties and responsibilities; (8) the violation of any of our material policies; or (9) his material breach of the employment agreement.

“Disability” means, as reasonably determined by the Board, his physical or mental incapacity that renders him unable to perform the essential functions of his duties for 60 consecutive days or 80 days in any 12 month period, even with reasonable accommodation.

“Involuntary Termination” means any termination of his employment by the Board that does not meet the definition of “Cause” and does not include a termination by reason of death or Disability.

“Voluntary Termination” means a termination of employment with us by the executive for any reason or no reason upon giving the Company not less than thirty days notice.

Mr. Casey.    In connection with Mr. Casey’s appointment as Executive Vice President and Chief Financial Officer, we and Mr. Casey entered into an employment agreement. Pursuant to the employment agreement, Mr. Casey’s employment commenced on September 12, 2007, and the term of the employment agreement is three years. The employment agreement provides that Mr. Casey will receive an annual salary, to be determined by the Board, of not less than $500,000 per year and will be entitled to receive, in addition to his base salary, an annual bonus opportunity at a target of 60% of his base salary in accordance with the terms of Blockbuster’s Senior Bonus Plan. With respect to the bonus applicable to 2007, Mr. Casey received a guaranteed bonus in an amount equal to $100,000 because, although Mr. Casey was entitled under his employment agreement to receive a higher bonus if he was so entitled pursuant to the terms of the Senior Bonus Plan, we did not achieve the performance goals based on adjusted operating income and online subscriber growth during 2007 that might have triggered a larger payment. Mr. Casey also received a sign-on bonus of $200,000 upon execution of the employment agreement. A pro rata portion of the sign-on bonus is required to be repaid by Mr. Casey should he incur a voluntary or for cause termination, each as defined in the employment agreement, prior to the one year anniversary of the date his employment commenced.

Pursuant to the employment agreement, on the commencement date of his employment, Mr. Casey received stock options to purchase 1,500,000 shares of our Class A common stock. Such stock options will vest over a three-year period, with one-third of the stock options vesting on each anniversary of the commencement date of his employment, and will expire on the fifth anniversary of the commencement date of his employment. One-third of the stock options were granted at an exercise price equal to the closing market price of our Class A common stock on the commencement date of his employment; one-third of the stock options were granted at an exercise price equal to the closing market price of our Class A common stock on the commencement date of employment multiplied by 115%; and one-third of the stock options were granted at an exercise price equal to the closing market price of our Class A common stock on the commencement date of employment multiplied by 132%. In addition to his eligibility to participate in or receive benefits under any employee benefit plan, program or arrangement currently available to our other executives, Mr. Casey received an executive-level relocation package to Dallas, Texas (consistent with our relocation policy for executives), and he receives an automobile allowance of $300 per month and automobile insurance coverage for one vehicle.

If Mr. Casey’s employment is terminated for cause, due to his voluntary termination, or due to his death or disability, as such terms are defined in the employment agreement, he will be entitled to (1) receive payment of any unpaid base salary through the date of termination; (2) receive payment for any vacation time accrued and unused as of the date of termination, pursuant to our policies; and (3) exercise his vested stock options in accordance with the terms of our 2004 Long-Term Management Incentive Plan, and all unvested stock options will be forfeited.

If Mr. Casey’s employment is terminated due to an involuntary termination, as defined in the employment agreement, he will be entitled to (1) receive payment of any unpaid base salary through the date of termination; (2) receive payment for any vacation time accrued and unused as of the date of termination, pursuant to our policies; (3) exercise his vested stock options in accordance with the terms of our 2004 Long-Term Management Incentive Plan, and all unvested stock options will be forfeited; and (4) receive a lump sum payment equal to 12 months’ worth of his base salary, as in effect on the date of termination.

The employment agreement also contains customary non-disclosure/non-disparagement and one-year non-competition provisions.

The following table quantifies the payments to which Mr. Casey is entitled upon termination, change-of-control, death and disability.

Estimated Payments	Voluntary Termination	Termination for Cause	Involuntary Termination	Change in Control	Death	Disability
Severance—Salary	—	—	$500,000	—	—	—

Mr. Peterson.    In connection with Mr. Peterson’s appointment as Executive Vice President, General Counsel and Secretary, we entered into an employment agreement. Pursuant to the employment agreement, Mr. Peterson’s employment commenced on October 15, 2007, and the term of the employment agreement is three years. The employment agreement provides that Mr. Peterson will receive an annual salary, to be determined by the Board, of not less than $400,000 per year and will be entitled to receive, in addition to his base salary, an annual bonus opportunity at a target of 60% of his base salary in accordance with the terms of our Senior Bonus Plan.

Pursuant to the employment agreement, on the commencement date of his employment, Mr. Peterson received stock options to purchase 700,000 shares of our Class A common stock. Such stock options will vest over a three-year period, with one-third of the stock options vesting on each anniversary of the commencement date of his employment, and will expire on the fifth anniversary of the commencement date of his employment. One-third of the stock options were granted at an exercise price equal to the closing market price of our Class A common stock on the commencement date of his employment; one-third of the stock options were granted at an exercise price equal to the closing market price of our Class A common stock on the commencement date of employment multiplied by 115%; and one-third of the stock options were granted at an exercise price equal to our closing market price of our Class A common stock on the commencement date of employment multiplied by 132%. In addition to his eligibility to participate in or receive benefits under any employee benefit plan, program or arrangement currently available to our other executives, Mr. Peterson receives an automobile allowance of $300 per month and automobile insurance coverage for one vehicle.

If Mr. Peterson’s employment is terminated for cause, due to his voluntary termination, or due to his death or disability, as such terms are defined in the employment agreement, he will be entitled to (1) receive payment of any unpaid base salary through the date of termination; (2) receive payment for any vacation time accrued and unused as of the date of termination, pursuant to our policies; and (3) exercise his vested stock options in accordance with the terms of our 2004 Long-Term Management Incentive Plan, and all unvested stock options will be forfeited.

If Mr. Peterson’s employment is terminated due to an involuntary termination, as defined in the employment agreement, he will be entitled to (1) receive payment of any unpaid base salary through the date of termination; (2) receive payment for any vacation time accrued and unused as of the date of termination, pursuant to our policies; (3) exercise his vested stock options in accordance with the terms of the 2004 Long-Term Management Incentive Plan, and all unvested stock options will be forfeited; (4) receive a lump sum payment equal to 12 months’ worth of his base salary, as in effect on the date of termination; and (5) receive payment of any annual bonus, the performance period for which has been completed but the payment of which has not been made as of the date of termination.

The employment agreement also contains customary non-disclosure/non-disparagement and one-year non-competition provisions.

The following table quantifies the payments to which Mr. Peterson is entitled upon termination, change-in-control, death and disability.

Estimated Payments	Voluntary Termination	Termination for Cause	Involuntary Termination	Change in Control	Death	Disability
Severance—Salary	—	—	$400,000	—	—	—

TOTAL	—	—	$400,000	—	—	—

Fiscal 2008 Director Compensation

The following table provides information related to the compensation of our non-employee directors for fiscal 2008.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(2)	Total
Edward Bleier	$79,671	$62,500	$142,171
Robert A. Bowman	$95,699	$62,500	$158,199
Jackie M. Clegg	$96,192	$62,500	$158,692
James W. Crystal	$89,671	$62,500	$152,171
Gary J. Fernandes	$—	$144,692	$144,692
Jules Haimovitz	$20,000	$125,171	$145,171
Carl C. Icahn	$77,671	$62,500	$140,171
Strauss Zelnick	$77,671	$62,500	$140,171

(1)	Represents fees earned or paid in cash for services as a director during fiscal 2008, including the cash portion of the annual retainer fee, committee chairmanship fees and meeting fees incurred in connection with service on the Board or any committee of the Board.

(2)	Represents both the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2008 in accordance with FAS 123R and the grant date fair value of each equity award computed in accordance with FAS 123R. Any assumptions used in the calculation of these amounts are included in footnote 3 to the Company’s audited financial statements for the fiscal year ended January 4, 2009, which are included in our annual report on Form 10-K filed with the SEC on April [ ], 2009.

(3)	For the directors’ service during fiscal 2008, the directors received the following equity awards: (a) Mr. Bleier, 12,450 restricted share units; (b) Mr. Bowman, 12,450 restricted share units; (c) Ms. Clegg, 12,450 restricted share units; (d) Mr. Crystal, 12,450 restricted share units; (e) Mr. Fernandes, 31,137 restricted share units; (f) Mr. Haimovitz, 24,866 restricted share units; (g) Mr. Icahn, 12,450 restricted share units; and (h) Mr. Zelnick, 12,450 restricted share units.

(4)	The aggregate number of stock awards outstanding for each of our non-employee directors at January 4, 2009 was as follows: (a) Mr. Bleier held 23,515 shares of our Class A common stock and 48,234 restricted share units; (b) Mr. Bowman held 24,338 shares of our Class A common stock and 48,234 restricted share units; (c) Ms. Clegg held 26,497 shares of our Class A common stock and 48,245 restricted share units; (d) Mr. Crystal held 6,692 shares of our Class A common stock and 48,234 restricted share units; (e) Mr. Fernandes held 24,338 shares of our Class A common stock and 111,836 restricted share units; (f) Mr. Haimovitz held 14,437 shares of our Class A common stock and 94,011 restricted share units; (g) Mr. Icahn held 23,515 shares of our Class A common stock and 48,234 restricted share units; and (h) Mr. Zelnick held 23,515 shares of our Class A common stock and 48,234 restricted share units.

Standard Compensation Arrangements for Non-Employee Directors

The Nominating/Corporate Governance Committee has the responsibility for recommending to the Board the form and amount of compensation for non-employee directors. Directors’ compensation includes cash and stock-based incentives. We do not have a retirement plan for non-employee directors. Employee directors are not paid additional compensation for their services as directors. Non-employee directors receive the following compensation for their services on the Board. Directors’ compensation is subject to change from time to time.

•

Annual Retainer Fee—Effective July 1, 2007, the Board’s annual retainer fee is $125,000. Of the $125,000, $62,500 is paid in restricted share units, settleable on a one-for-one basis in shares of our Class A common stock upon the later of a date certain selected by the director or the director’s termination of service. The restricted share units are fully vested and non-forfeitable but are non-transferable except pursuant to a domestic relations order if allowed by law. The other $62,500 is paid in cash. The value of the equity portion of the retainer fee is determined semi-annually as soon as practicable on or after January 1 and July 1 based on the closing price of a share of our Class A common stock on the date the restricted share unit is issued. The cash portion of the retainer fee is paid semi-annually on approximately June 30 and December 31. Retainer fees are subject to pro-ration with respect to any director who did not serve in such capacity for a complete semi-annual period.

•	Retainer Fee for Committee Chairs—The annual cash retainer fee for (1) the Chair of the Audit Committee is $10,000; (2) the Chair of the Compensation Committee is $7,500; and (3) the Chair of the

Nominating/Corporate Governance Committee is $7,500. Retainer fees for committee chairs are paid semi-annually on approximately June 30 and December 31 and are subject to pro-ration with respect to any director who did not serve in such capacity for a complete semi-annual period.

•

Meeting Fees—Directors are paid $2,000 in cash for each meeting of the Board in which they participate (whether in person or by telephone) and $1,000 in cash for each committee meeting attended if such meeting is held on a different day from the day of a meeting of the Board.

•	Reimbursement—Directors are also reimbursed for their expenses incurred in connection with their service on the Board or any committee of the Board.

Non-employee directors may also receive additional fees from time to time for site visits, for attending business meetings to which a director is invited as a representative of us or for serving on any special Board committees. To the extent applicable, any such additional fees will be determined by us on a case-by-case basis.

Prior to July 1, 2007, the equity portion of the Board’s annual retainer was issued entirely pursuant to our Compensation Plan for Non-Employee Directors, which was approved by our stockholders on July 20, 2004. This plan provides that the total number of shares of stock that may be distributed under the plan is 200,000. In anticipation of the exhaustion of the authorized share limit in connection with the semi-annual grant to directors in July 2007, the Board approved certain amendments to the director compensation program, including (1) upon exhaustion of the authorized share limit under our Compensation Plan for Non-Employee Directors, the equity portion of the Board’s annual retainer will consist solely of restricted share units, settleable on a one-for-one basis in shares of our Class A common stock, which restricted share units will be issued pursuant to our Amended and Restated 1999 Long-Term Management Incentive Plan and/or our 2004 Long-Term Management Incentive Plan, which plans were approved by our stockholders on July 20, 2004; and (2) also upon exhaustion of the authorized share limit as discussed above, directors will be allowed to make annual elections to defer some or all of each following year’s cash compensation (or in the case of new directors, current year cash compensation) into additional restricted share units. As a result of the foregoing, the equity portion of the Board’s annual retainer is currently issued pursuant to our Amended and Restated 1999 Long-Term Management Incentive Plan and/or our 2004 Long-Term Management Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of January 4, 2009, concerning shares of Blockbuster Class A common stock and Blockbuster Class B common stock authorized for issuance under all of our equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted -average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	24,988,678	(1)	$5.77	(2)	14,192,531	(3)
Equity compensation plans not approved by stockholders	—		N/A		—

	24,988,678		$5.77		14,192,531

(1)	Includes 18,067,839 shares of Blockbuster Class A common stock issuable upon exercise of outstanding options, 5,612,005 shares of Blockbuster Class A common stock issuable upon exercise of outstanding stock-settled stock appreciation rights (“SSARs”) and 1,308,834 restricted share units settleable in shares of Blockbuster Class A common stock. The options, SSARs and the restricted share units were issued under the Compensation Plans. Subsequent to January 4, 2009, all the outstanding SSARs were cancelled because of a failure to achieve the required performance criteria.

(2)	The weighted-average exercise price does not take into account the restricted share units discussed in footnote (1) above because the restricted shares and restricted share units do not have an exercise price upon vesting. Subsequent to January 4, 2009, all of the outstanding SSARs were cancelled because of a failure to achieve the required performance criteria. The weighted-average exercise price of the remaining outstanding options was $6.50.

(3)	Includes an aggregate of 14,175,031 shares reserved at year-end 2008 for future issuance under the Compensation Plans and 17,500 shares reserved at year-end 2008 for future issuance under the Amended and Restated Chairman’s Award Plan. These shares are in addition to shares reserved for future issuance upon the exercise of options and SSARs and vesting of restricted shares and restricted share units included in column (a) in the table.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

A primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to the quality and integrity of Blockbuster’s financial reports and other financial information provided by Blockbuster to its stockholders, the public and others. In addition, the Audit Committee is directly responsible for the appointment and oversight of the work of Blockbuster’s independent auditors. The Audit Committee operates under a written charter adopted by the Board, a copy of which can be found on our public website at www.blockbuster.com. Management has the responsibility for the financial statements and the reporting process, including establishing and maintaining adequate internal control over financial reporting. Blockbuster’s independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on (1) the conformity of Blockbuster’s audited financial statements to accounting principles generally accepted in the United States of America; and (2) the effectiveness of Blockbuster’s internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed with management and our independent auditors the audited consolidated financial statements to be included in Blockbuster’s annual report on Form 10-K for the year ended January 4, 2009. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP that firm’s independence from Blockbuster and its management.

In reliance on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Blockbuster’s annual report on Form 10-K for the year ended January 4, 2009 for filing with the SEC.

Audit Committee of the Board of Directors

Robert A. Bowman, Chair

Jackie M. Clegg

James W. Crystal

Audit and Non-Audit Fees

The table below sets forth the approximate aggregate fees billed by PricewaterhouseCoopers LLP for audit, audit-related, tax and other professional services provided to Blockbuster in each of the last two fiscal years:

	Fiscal 2008	Fiscal 2007
Audit Fees	$3,587,000	$3,679,000
Audit-Related Fees	388,000	164,000
Tax Fees	53,000	54,000
All Other Fees	5,000	43,000

Total Fees	$4,032,000	$3,940,000

•

Audit Fees—The aggregate fees billed by PricewaterhouseCoopers LLP in each of the fiscal years ended January 4, 2009 and January 6, 2008 for professional services rendered for the audit of Blockbuster’s annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q or services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements for such fiscal years, were approximately $3,587,000 and $3,679,000, respectively.

•

Audit-Related Fees—The aggregate fees billed by PricewaterhouseCoopers LLP in each of the fiscal years ended January 4, 2009 and January 6, 2008 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and that are not reported under “—Audit Fees” above, were approximately $388,000 and $164,000, respectively. For fiscal 2008, these services included costs related to an audit of the Company’s investment plan; due diligence work for the proposed Circuit City transaction; and review of a comment letter from the SEC. For fiscal 2007, these services included costs to review pro-forma financial statements prepared in connection with the disposition of our Gamestation subsidiary and acquisition of Movielink, LLC, and an audit of our 401(k) plan.

•

Tax Fees—The aggregate fees billed by PricewaterhouseCoopers LLP in each of the fiscal years ended January 4, 209 and January 6, 2008 for professional services rendered for tax compliance, tax advice, and tax planning were approximately $53,000 and $54,000, respectively. For fiscal 2008 and 2007, these services consisted of tax compliance, tax planning and tax advice with respect to various federal, state, local and international tax returns and tax audits, including tax matters relating to employees on international assignment.

•

All Other Fees—The aggregate fees billed by PricewaterhouseCoopers LLP for each of the fiscal years ended January 4, 2009 and January 6, 2008 for all other fees were approximately $5,000 and $43,000 respectively. For fiscal 2008 and 2007, these fees related to costs associated with various product licenses and associated support.

Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the Audit Committee has the sole authority and responsibility to pre-approve all audit and permitted non-audit services to be provided to Blockbuster by its independent auditors and the related fees. Pursuant to its charter, the Audit Committee has established pre-approval policies and procedures for permitted non-audit services. The Audit Committee considers each engagement on a case-by-case basis according to certain required criteria, including that (1) the skill set necessary for the engagement should be unique to Blockbuster’s independent auditors and (2) the engagement should not involve work that would result in our independent auditors eventually auditing their own work. The Audit Committee is regularly updated on the status of all outstanding engagements. If we anticipate that the fees for specific engagements may exceed the amount initially approved by the Audit Committee, the Audit Committee will consider proposals to increase the fees for such engagements on a case-by-case basis. The Audit Committee has delegated authority to its Chair to approve certain non-audit engagements that do not exceed $20,000 individually and $100,000 in the aggregate annually, provided that the decisions made pursuant to this delegated authority must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has also designated an alternate Audit Committee member to approve such engagements in the event the Audit Committee Chair is unavailable.

PROPOSAL I

ELECTION OF DIRECTORS

Our Board consists of nine directors. Each director is elected for a term of one year, except in the case of elections to fill vacancies or newly created directorships.

The Board has proposed nominees for election as directors with terms expiring at our 2010 annual meeting of stockholders or until their successors have been elected and qualified. All duly submitted and unrevoked proxies solicited by the Board will be voted for each of the nominees set forth below, except where authorization to so vote is withheld from the election of any nominee. If, for any reason, any of the nominees becomes unavailable for election, the holders of the proxies may exercise discretion to vote for substitutes proposed by the Board, unless the Board chooses to reduce the number of directors serving on the Board in that situation. Each of the nominees has indicated his or her willingness to serve as a member of the Board if elected.

Nominees

Information concerning the nominees proposed by the Board for election as directors is set forth below:

Name	Age	Current Position
Edward Bleier	79	Director
Robert A. Bowman	54	Director
Jackie M. Clegg	47	Director
James W. Crystal	71	Director
Gary J. Fernandes	65	Director
Jules Haimovitz	58	Director
Carl C. Icahn	73	Director
James W. Keyes	54	Chairman of the Board and Chief Executive Officer
Strauss Zelnick	51	Director

Board Recommendation on Proposal

The Board unanimously recommends a vote FOR the election of each of the nominees for director named above. The management proxy holders will vote all duly submitted proxies FOR election unless duly instructed otherwise.

Backgrounds of Directors

Set forth below is a description of the background of each of our current directors:

Edward Bleier was elected as a director of Blockbuster in May 2005. Mr. Bleier was with Warner Bros. Entertainment Inc., New York, New York, from October 1969 to January 2005, where he served, partly, as President of Domestic Pay-TV, Cable and Networks Features, encompassing feature films, TV programming, animation, network sales, video-on-demand and consumer marketing. Mr. Bleier is a member of the board of directors of RealNetworks, Inc. and CKX, Inc. He is also Chairman Emeritus of the Center for Communication and the Academy of the Arts Guild Hall, serves as a trustee of the Charles A. Dana Foundation and The Bleier Center for Television and Popular Culture at Syracuse University and is a member of the Council on Foreign Relations. He also authored the 2003 New York Times bestseller “The Thanksgiving Ceremony.”

Robert A. Bowman was appointed as a director of Blockbuster in December 2004. He has served as President and CEO of Major League Baseball Advanced Media LP, the interactive media and internet company of Major League Baseball, since 2000. Mr. Bowman serves as President of the Michigan Education Trust and is a member of the board of directors of World Wrestling Entertainment Inc., The Warnaco Group Inc. and Take-Two Interactive Software, Inc.

Jackie M. Clegg was appointed as a director of Blockbuster in July 2003. She serves as Managing Partner of Clegg International Consultants, LLC, an international strategic consulting firm she founded in September 2001. In July 2001, Ms.

Clegg stepped down as Vice Chairman and First Vice President of the Export-Import Bank of the United States, financier to foreign buyers of U.S. goods and services, after serving in that role since June 1997. She also served as its Chief Operating Officer from January 1999 through fiscal year 2000. Ms. Clegg also serves on the board of directors and audit committees of Brookdale Senior Living Inc., Cardiome Pharma Corp. and Javelin Pharmaceuticals Inc. (chair). In accordance with the listing standards of the NYSE, our Board has determined that Ms. Clegg’s simultaneous service on Blockbuster’s Audit Committee and on the audit committees of the foregoing public companies does not impair Ms. Clegg’s ability to effectively serve on Blockbuster’s Audit Committee. She also serves on the board of directors of the Chicago Mercantile Exchange.

James W. Crystal was appointed as a director of Blockbuster in February 2007. Mr. Crystal currently serves as Chairman and Chief Executive Officer of Frank Crystal & Company, a privately owned insurance brokerage firm, and has served in such capacities since 1958. Mr. Crystal also serves as Vice Chairman, trustee and member of the executive committee and Co-Chairman of the audit committee of Mt. Sinai Medical Center as well as a trustee of Congregation Emanu-El. In addition, he serves on the board of directors of Stewart & Stevenson LLC, a publicly traded company where he also serves on the audit committee, Banco de Caribe, ENNIA Caribe Holding, N.V., Auto Resources, Inc., and Atlantic International Insurance Co., Ltd.

Gary J. Fernandes was appointed as a director of Blockbuster in December 2004. He has served as Chairman of FLF Investments, a family business involved with the acquisition and management of commercial real estate properties and other assets, since 1999. Since his retirement as Vice Chairman from Electronic Data Systems Corporation in 1998, he founded Convergent Partners, a venture capital fund focusing on buyouts of technology enabled companies. In addition, from 2000 to 2001, Mr. Fernandes served as Chairman and CEO of GroceryWorks.com, an internet grocery fulfillment company. In November 1998, he founded Voyagers The Travel Store Holdings, Inc., a chain of travel agencies, and was President and sole shareholder of Voyagers. Mr. Fernandes serves on the board of directors of BancTec, Inc. and Computer Associates International, Inc. He is also a member of the board of governors of the Boys & Girls Clubs of America and serves as a trustee for the O’Hara Trust and the Hall-Voyer Foundation.

Jules Haimovitz was appointed as a director of Blockbuster in May 2006. Mr. Haimovitz currently serves as President of Haimovitz Consulting Group. From July 2002 to 2007, Mr. Haimovitz served as Vice Chairman and Managing Partner of Dick Clark Productions Inc., a producer of programming for television, cable networks and syndicators. From June 1999 to July 2004, Mr. Haimovitz served in various capacities at Metro Goldwyn Mayer Inc., including President of MGM Networks Inc., a wholly-owned subsidiary, Executive Consultant to the CEO, and Chair of the Library Task Force. From July 1997 to February 1999, he served as President and Chief Operating Officer of King World Productions, Inc., a worldwide distributor of first-run programming. Mr. Haimovitz has also served in executive positions at Diva Systems Corporation, ITC Entertainment Group, Spelling Entertainment Inc. and Viacom Inc. Mr. Haimovitz is on the board of directors of Infospace, Inc., a publicly traded company, TVN Entertainment Corporation, GNet Productions and ImClone Systems, Inc.

Carl C. Icahn was elected as a director of Blockbuster in May 2005. Mr. Icahn has served as Chairman of the Board and a director of Starfire Holding Corporation and Chairman of the Board and a director of various subsidiaries of Starfire, since 1984. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly-owned subsidiary of Icahn Enterprises L.P., and certain related entities, Mr. Icahn’s principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP. Between September 2004 and August 2007, Mr. Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp. Since November 1990, Mr. Icahn has been Chairman of the Board of Icahn Enterprises G.P., Inc., the general partner of Icahn Enterprises. Icahn Enterprises is a publicly traded diversified holding company engaged in a variety of businesses including investment management, metals, real estate, and home fashion. Mr. Icahn was also Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Since 1994, Mr. Icahn has been the principal beneficial stockholder of American Railcar Industries, Inc., currently a publicly-traded company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, and has served as Chairman of the Board and as a director of American Railcar Industries, Inc., since 1994. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the casino entertainment business and the home textile business. From October 1998 through May 2004, Mr. Icahn was the President and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and Casino in Las Vegas, which is currently a subsidiary of Icahn Enterprises. Mr. Icahn has been Chairman of the

Board and a director of XO Holdings, Inc. since February 2006, and was Chairman of the Board and a director of XO Communications, Inc. (XO Holdings’ predecessor) from January 2003 to February 2006. XO Holdings is a publicly-traded telecommunications services provider controlled by Mr. Icahn. In October 2005, Mr. Icahn became a director of WestPoint International, Inc. a manufacturer of bed and bath home fashion products. In September 2006, Mr. Icahn became a director of ImClone Systems Incorporated, a publicly-traded biopharmaceutical company, and since October 2006, has been the Chairman of the Board of ImClone Systems Incorporated. In August 2007, Mr. Icahn became a director of WCI Communities, Inc., a publicly-traded homebuilding company, and since September 2007 has been Chairman of the Board of WCI Communities, Inc. In December 2007, Mr. Icahn became a director of Federal-Mogul Corporation, a publicly-traded supplier of automotive products, and since January 2008 has been Chairman of the Board of Federal-Mogul Corporation. Mr. Icahn has been a director of Cadus Corporation, a firm that holds various biotechnology patents, since 1993.

James W. Keyes has served as Blockbuster’s Chairman of the Board and Chief Executive Officer since July 2007. Mr. Keyes served as President and Chief Executive Officer of 7-Eleven, Inc. from 2000 to 2005. Prior to his service as President and Chief Executive Officer, he was Executive Vice President and Chief Operating Officer of 7-Eleven, Inc. from 1998 to 2000 and Chief Financial Officer of 7-Eleven, Inc. from 1996 to 1998. Since his departure from 7-Eleven, Inc., Mr. Keyes has been Chairman of Key Development, LLC, a private investment firm.

Strauss Zelnick was elected as a director of Blockbuster in May 2005. Mr. Zelnick founded ZelnickMedia LLC, an investment and advisory firm specializing in media and entertainment, in 2001. ZelnickMedia holds interests in an array of media enterprises, providing general management and strategic advisory services in the United States, Canada, Europe, Asia and Australia. From 1998 to 2000, Mr. Zelnick served as President and Chief Executive Officer of BMG Entertainment, Inc., a music and entertainment unit of Bertelsmann A.G. Mr. Zelnick served as President and Chief Executive Officer of BMG’s North American business unit from 1994 through 1998. Mr. Zelnick is Chairman of the Board of CME, Inc., OTX, Inc. and ITN Networks, Inc. Mr. Zelnick is Executive Chairman of the Board of Take-Two Interactive Software, Inc. Mr. Zelnick is a director of Naylor, LLC.

PROPOSAL II

APPROVAL OF (1) THE SECOND AMENDMENT TO THE 2004 PLAN AND

(2) MATERIAL PLAN TERMS FOR PURPOSES OF COMPLYING WITH

THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Our Board originally adopted the Blockbuster Inc. 2004 Long-Term Management Incentive Plan (the “2004 Plan”) on June 10, 2004, and our stockholders originally approved the 2004 Plan on July 20, 2004. At our annual meeting, stockholders will be asked to approve the Second Amendment to the 2004 Plan, which was approved by our Board on February 6, 2009, and to reapprove the material terms of the 2004 Plan so that awards that are intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Internal Revenue Code) will be fully deductible by us and our subsidiaries. If approved by our stockholders at the meeting, the Second Amendment will become effective immediately. The following summary of the 2004 Plan as modified by the Second Amendment (the “Amended Plan”) does not purport to be a complete description of all provisions of the Amended Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of (i) the 2004 Plan, which is filed as Exhibit 10.7 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, (ii) the First Amendment to the 2004 Plan, which is filed as Exhibit 10.3(o) to our Quarterly Report on Form 10-Q for the quarterly period ended October 5, 2008, and (iii) the Second Amendment, which is attached to this Proxy Statement as Appendix A.

Purpose of the Proposal

On July 15, 2009, the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan (the “1999 Plan”) will expire with 17,787,954 shares of Class A common stock formerly available for issuance left unused. As such, the Second Amendment contemplates increasing the number of shares of Class A common stock available for issuance from inception under the 2004 Plan from 20,000,000 shares to 37,787,954 shares. No other modifications to the 2004 Plan are contemplated pursuant to the Second Amendment.

Our Board believes that the Second Amendment will allow us to continue to benefit and advance our interests by attracting and retaining employees, non-employee directors and advisors, rewarding them for their contributions to our financial success and thereby motivating them to continue to make such contributions in the future. Without stockholder approval of the Second Amendment, we will be severely limited in our ability to attract, retain, reward and motivate such individuals through the use of equity incentive awards. While our Board is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards. If the proposed amendment is approved, we will not make any additional grants under the 1999 Plan prior to its expiration on July 15, 2009.

In addition to the Second Amendment, our Board is also requesting that stockholders approve the material terms of the Amended Plan so that certain designated awards under the Amended Plan may qualify for exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code. Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and our three other most highly compensated officers (other than our Chief Executive Officer and principal financial officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as performance-based compensation. In addition to certain other requirements, in order for awards under the Amended Plan to constitute performance-based compensation, the material terms of the Amended Plan must be disclosed to and approved by our stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which our stockholders previously approved the 2004 Plan. Under the Section 162(m) regulations, the material terms of the Amended Plan are (i) the maximum amount of compensation that may be paid to a participant under the Amended Plan during a specified period, (ii) the employees eligible to receive compensation under the Amended Plan, and (iii) the business criteria on which performance goals are based.

The terms of the Amended Plan provide that the Committee (as defined below) may require the satisfaction of certain performance standards before awards under the Amended Plan are granted or before such awards vest or become exercisable, and may designate that certain awards are intended to satisfy the performance-based compensation exception under Section 162(m). Accordingly, we are asking stockholders to approve as part of this Proposal II the material terms of the Amended Plan for Section 162(m) purposes. The material terms of the Amended Plan are disclosed below as follows: (i) the maximum amount of compensation is described in the section entitled “—Summary of the Amended Plan—Shares Subject to the Amended Plan,” (ii) the eligible employees are described in the section entitled “—Summary of the Amended Plan—Persons Who May Participate,” and (iii) the business criteria are described in the section entitled “—Summary of the Amended Plan—Other Provisions—Performance Goals.”

Currently, the full value of awards under the 2004 Plan may be fully deductible by us for federal income tax purposes. However, the deductibility of awards granted to Covered Employees after our annual meeting will potentially be limited unless the maximum award limits, eligibility provisions and business criteria in the Amended Plan are reapproved by stockholders.

Summary of the Amended Plan

The Amended Plan provides for grants of stock options to purchase shares of our Class A common stock, stock appreciation rights, restricted shares of Class A common stock, restricted share units, unrestricted shares of Class A common stock and phantom shares (each, an “award”), the terms and conditions of which are described in more detail below.

The Amended Plan, in part, is intended to qualify under the provisions of Section 422 of the Internal Revenue Code governing incentive stock options. The Amended Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Unless earlier terminated by action of our Board, the Amended Plan will terminate on July 20, 2014. Awards granted prior to the termination date of the Amended Plan will continue to be effective in accordance with their terms and conditions.

Persons Who May Participate

Any of our employees, non-employee directors or advisors and any employee, non-employee director or advisor of one of our subsidiaries is eligible to participate in the Amended Plan; however, only our employees or employees of our corporate subsidiaries are eligible to receive incentive stock options. As of April 5, 2009, approximately 10 employees and eight non-employee directors were eligible to participate in the existing 2004 Plan.

Shares Subject to the Amended Plan

The total aggregate number of shares of Class A common stock that may be subject to awards under the Amended Plan is 37,787,954 (the “Aggregate Share Limit”), subject to adjustment (as discussed below). The maximum aggregate number of shares of Class A common stock with respect to which awards may be granted to any participant during the ten-year term of the Amended Plan is 7,500,000 (the “Individual Limit”), subject to adjustment (as discussed below), regardless of the form of settlement. Generally, the number of shares subject to an award that can be settled in shares of Class A common stock will be counted against the Aggregate Share Limit at the time the award is granted. To the extent permitted by law, the Internal Revenue Code or the rules of any stock exchange or automated quotation system on which the Class A common stock is listed for trading or is quoted, as applicable, the following shares of Class A common stock underlying awards will not be counted against the Aggregate Share Limit: (i) shares subject to an award that for any reason expires or is cancelled, forfeited, or terminated without having been exercised or paid; (ii) shares withheld from any award to satisfy a participant’s tax or other withholding obligations or to pay the exercise price of an award; (iii) shares subject to an award that is settled in cash; or (iv) shares exchanged for an award that does not involve Class A common stock. In addition, if a participant tenders shares of Class A common stock in payment of the exercise price of an award or to satisfy the participant’s tax or other withholding obligations with respect to an award, only the number of shares of Class A common stock issued net of the number of shares of Class A common stock tendered will be counted against the Aggregate Share Limit. The shares of Class A common stock issued pursuant to the Amended Plan may be authorized but unissued shares or shares held by us in treasury.

As of the date of this Proxy Statement, stock options, restricted shares, restricted share units and unrestricted shares have each been granted under the existing 2004 Plan. As of April 5, 2009, approximately 17,713,707 shares were outstanding under the existing 2004 Plan, and 2,286,293 remained available for issuance.

Administration of the Amended Plan

The Amended Plan provides that it must be administered by our Board or by a committee appointed by our Board, consisting of at least two members of our Board. Pursuant to the terms of the Amended Plan, with respect to any grant that is intended to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, the committee must consist of at least such number of directors as is required from time to time by such rule, and each committee member must satisfy the qualification requirements of such rule. With respect to any grant that is intended to satisfy the performance-based compensation exception provided for under Section 162(m) of the Internal Revenue Code, the committee must consist of at least such number of directors as is required from time to time to satisfy this exception, and each committee member must satisfy the qualification requirements of such exception. To the extent required under the rules of the stock exchange or automated quotation system on which our Class A common stock is listed for trading or is quoted, as applicable, each member of the committee must satisfy any “independence” requirements of such exchange or quotation system. The failure of any committee member to meet the qualification requirements pursuant to Rule 16b-3 or Section 162(m) will not invalidate any actions taken or awards granted by the committee. References to the “Committee” in this discussion shall mean our compensation committee, our Board, and/or any other committee appointed by our Board in accordance with the terms of the Amended Plan, as applicable.

Grants under the Amended Plan will be authorized by the Committee; provided that no member of the Committee will participate in any decision if it relates to a grant made on his or her behalf. Unless otherwise limited by the Amended Plan or Rule 16b-3, the Committee has broad discretion to adopt rules it deems appropriate to carry out the Amended Plan and shall determine all questions of interpretation, administration and application of the Amended Plan. The Committee shall determine the terms (including to whom awards will be granted and the amount of such awards (measured in cash, shares of stock or as otherwise designated)), conditions, restrictions and limitations applicable to an award. Subject to certain limitations, including the limitations set forth in the Delaware General Corporation Law, as well as any other laws, rules or regulations that may apply from time to time, the Committee may delegate some or all of its authority under the Amended Plan to one or more members of the Committee or to one or more of our officers.

The Committee has authority to amend the terms of any outstanding award or waive any conditions or restrictions applicable to any award. Subject to certain conditions, at the discretion of the Committee, a participant may be offered an election to substitute an award for another award or awards of the same or different type. The Committee may not reprice any stock option, except as may be deemed to occur pursuant to such an election or pursuant to adjustments, as discussed below under “—Summary of the Amended Plan—Other Provisions—Adjustments.” With respect to grants to persons outside of the United States, the Committee has the authority to grant awards upon such terms as the Committee deems appropriate and advisable to take into account the laws of the applicable jurisdiction and/or to obtain more favorable tax treatment for us and/or our subsidiaries, as applicable, and/or for the participants in such jurisdictions. To that end, to the extent permitted by law and the rules of applicable stock exchange or automated quotation system, the Committee may establish modified option exercise procedures and other terms and procedures, even if the terms are more or less restrictive than the terms set forth in the Amended Plan.

Awards under the Amended Plan

Stock Options

Stock options can be either “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code, or non-qualified stock options, as determined by the Committee. Historically, we have not granted incentive stock options.

Subject to certain limitations, including the limitations described below, the Committee has the power to determine the number and kind of stock options granted, the exercise price of the stock options, the period during which they can be exercised, the vesting schedule applicable to such stock options, including any applicable performance goals, and any other terms that are not inconsistent with the purposes and provisions of the Amended Plan that the Committee deems appropriate. The Committee may, in its discretion, accelerate the vesting of any stock option; provided that the Committee may not, without the participant’s consent, accelerate any incentive stock option if such acceleration would disqualify such stock option as an incentive stock option. The per share exercise price of any stock option cannot be less than 100% of the fair market value of a share of Class A common stock on the date of grant; provided that the exercise price of any stock option is subject to adjustment, as discussed below. In addition, with respect to any ten percent stockholder, as calculated under the Internal Revenue Code, the exercise price of an incentive stock option cannot be less than 110% of the fair market value of a share of Class A common stock on the date of grant. The closing price of a share of our Class A common stock on April 3, 2009, was $[        ]. No stock option can be exercised more than ten years after the date of grant, or five years in the case of incentive stock options granted to a ten percent stockholder. The exercise price of a stock option must be paid as follows: (i) in cash or by certified check, bank draft or money order; (ii) in the discretion of the Committee, in shares of Class A common stock or other securities designated by the Committee valued at their fair market value on the date of exercise of the stock option; (iii) in a combination of cash, shares or such other securities; (iv) by delivery of an irrevocable option exercise notice and irrevocable instructions from the participant to a broker or dealer to sell certain shares of Class A common stock purchased upon exercise of a stock option or to pledge such shares as collateral for a loan and prompt delivery to us of the amount of sale or loan proceeds necessary to pay the exercise price for the stock option or (v) with any other form of valid consideration that is acceptable to the Committee.

Currently, outstanding stock options generally are exercisable in cumulative annual installments of either (i) one-fifth of the shares covered thereby commencing one year after the date of grant, (ii) one-fourth of the shares covered thereby commencing one year after the date of grant, or (iii) one-third of the shares covered thereby commencing two years after the date of grant, and expire ten years from the date of grant, except in the event of the termination of service, disability or death of the participant. Unless otherwise permitted by the Committee, in its sole discretion, if the service of a participant other than a non-employee director ends by reason of the participant’s voluntary termination of service or termination of the participant’s service by us other than for cause, the participant’s outstanding stock options may be exercised, to the extent then exercisable, for a period of six months after the date of termination (or three months in the case of incentive stock options). Unless otherwise permitted by the Committee, in its sole discretion, in the event of a participant’s death, the participant’s stock options may be exercised, to the extent exercisable at the date of the participant’s death by the person who acquired the right to exercise such stock options by will or the laws of descent and distribution for a period of twelve months following the date of death. Unless otherwise permitted by the Committee, in its sole discretion, in the event of a participant’s permanent disability, the participant’s stock options may be exercised, to the extent exercisable upon the date of the onset of such permanent disability, for a period of twelve months following such date. Unless otherwise permitted by the Committee, in its sole discretion, if a non-employee director ceases to be a member of our Board for any reason, other than due to a termination for cause, the director’s stock options may be exercised, to the extent then exercisable, for a period of twelve months following the date of termination. If any participant’s service is terminated for cause, then, unless the Committee determines otherwise, all of the participant’s stock options, whether or not then vested, will be forfeited by the participant effective as of the date of such termination. In no event may a stock option be exercised following the earlier to occur of the expiration of the stock option and the tenth anniversary of the date of grant of such option.

Stock Appreciation Rights

Stock appreciation rights may be granted in tandem with stock options (a “tandem stock appreciation right”) or not in tandem with stock options (a “stand-alone stock appreciation right”). The Committee has the power to determine the number and kind of stock appreciation rights granted, the exercise price of the stock appreciation rights, the period during which they can be exercised and any vesting schedule applicable to such stock appreciation rights, including any applicable performance goals, and any other terms that are not inconsistent with the purposes and provisions of the plan that the Committee deems appropriate. The Committee may, in its discretion, accelerate the vesting of any stock appreciation right.

A tandem stock appreciation right may be granted at the same time as, or, in the case of a non-qualified stock option, subsequent to, the time that its related stock option is granted. A tandem stock appreciation right will be subject to the same terms and conditions as the related stock option and will be exercisable only at such times and to such extent as the related stock option is exercisable. Each stock appreciation right granted in tandem with a stock option entitles the holder to exercise the related stock option with respect to all or a portion of the vested shares underlying such stock option; or to exercise the stock appreciation right by surrendering to us all or a portion of the related stock option (to the extent vested), in which case the holder will be entitled to receive an amount equal to the excess of the fair market value of the shares of Class A common stock underlying the surrendered portion of such stock option over the aggregate stock option exercise price for such shares. The exercise of a tandem stock appreciation right will cause the immediate and automatic cancellation of its related stock option with respect to the number of shares underlying the surrendered portion of the stock option. Likewise, the exercise of the related stock option will cause the immediate and automatic cancellation of the tandem stock appreciation right with respect to the number of shares underlying the surrendered portion of the stock appreciation right. Payment by us upon a participant’s exercise of a tandem stock appreciation right will be made in cash or, in the discretion of the Committee, in shares of our Class A common stock or other of our securities designated by the Committee, or in a combination of cash, shares of Class A common stock or such other securities.

The Committee may grant a stand-alone stock appreciation right subject to the terms and conditions in the Amended Plan and any other terms and conditions as the Committee shall establish at the time of grant, including the satisfaction of any performance goal requirements established by the Committee. A stand-alone stock appreciation right entitles the holder to receive from us an amount equal to the excess of the fair market value of a share of Class A common stock on the exercise date over the exercise price for such stock appreciation right multiplied by the number of rights exercised. Payment by us upon a participant’s exercise of a stand-alone stock appreciation right will be made in cash or, in the discretion of the Committee, in shares of our Class A common stock or other of our securities designated by the Committee, or in a combination of cash, shares of Class A common stock or such other securities. The exercise price of a stand-alone stock appreciation right will be established by the Committee at the time of grant; provided that such exercise price cannot be less than 100% of the fair market value of a share of Class A common stock on the date of grant. The exercise price of any stock appreciation right is subject to adjustment, as discussed below. For each stand-alone stock appreciation right granted, the Committee will specify the period during which such right may be exercised. The same criteria applied to grants of stock options with respect to rights in the event of termination of service, as described above, apply equally to awards of stock appreciation rights.

Restricted Shares, Restricted Share Units and Unrestricted Shares

The Committee may grant restricted shares and restricted share units under the Amended Plan, subject to the terms and conditions in the Amended Plan and any other terms and conditions as are determined by the Committee, including the satisfaction of any performance goal requirements established by the Committee.

A “restricted share” is a share of Class A common stock granted to the participant subject to restrictions as determined by the Committee. For restricted share grants, the appropriate number of shares granted to a participant will be registered in the participant’s name or otherwise credited to the participant as of the date of grant, but will remain held by us for the account of the participant. The participant who receives a restricted share grant will have all rights as a holder of shares of Class A common stock (including, to the extent applicable, the right to vote and to receive dividends or other distributions made or paid with respect to such shares), except that (i) the participant will not be entitled to delivery of shares until such shares have vested; (ii) the restricted shares cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested; and (iii) subject to certain exceptions, all unvested restricted shares will be immediately forfeited upon a participant’s termination of service with us or any of our subsidiaries. The Committee may provide that any dividends or other distributions that are paid in shares shall be subject to the same restrictions as the restricted shares with respect to which such dividends or other distributions are made.

A “restricted share unit” is a contractual right to receive, in the Committee’s discretion, (i) a share of Class A common stock; (ii) a cash payment equal to the fair market value of a share of Class A or Class B common stock or a weighted average of the fair market value of a share of Class A and Class B common stock (which weighted average may include equal weights for Class A and Class B common stock); or (iii) a combination of cash and Class A common stock, subject to terms and conditions as determined by the Committee. On the date restricted share units vest, or at such other times as the Committee shall determine, restricted share units may be paid, at the discretion of the Committee, (i) in shares of Class A common stock, (ii) in cash equal to the number of shares of Class A common stock subject to such restricted share units multiplied by the fair market value of a share of Class A or Class B common stock or by a weighted average of the fair market value of a share of Class A and Class B common stock (which weighted average may include equal weights for Class A and Class B common stock), or (iii) in a combination of Class A common stock and cash.

Any restricted shares and restricted share units granted under the Amended Plan will be subject to a vesting schedule, including any specified performance goals or any other criteria that the Committee determines must be satisfied in order to remove any restrictions with respect to such award. The Committee may, in its discretion, accelerate the dates on which restricted shares and restricted share units vest. If a participant’s service terminates for any reason, the unvested restricted shares and restricted share units will be forfeited as of the date of such event, unless the Committee determines otherwise with respect to some or all of the unvested restricted shares or restricted share units.

The Committee may also make awards of unrestricted Class A common stock in recognition of outstanding achievements and performance or for any other reason it deems appropriate.

Phantom Shares

A phantom share represents a contractual right granted to the participant to receive an amount of cash equal to the excess in value of a phantom share on a particular valuation date over the initial value of such phantom share. The Amended Plan empowers the Committee to determine the initial value of the phantom shares, which may be determined by reference to the fair market value of a share of Class A common stock. The plan also empowers the Committee to determine the valuation date(s) applicable to a grant of phantom shares and the vesting schedule, including any applicable performance goals, and to set a limit on the maximum amount of appreciation value payable for the phantom shares as determined by the Committee.

If a participant’s service ends by reason of a voluntary termination by the participant or a termination by us or any of our subsidiaries other than due to a termination for cause, or in the event of a participant’s death or, for participants who are employees, a participant’s permanent disability, then, unless the Committee determines otherwise, the cash payments for such participant’s phantom shares will be the lesser of the appreciation in value determined as of the date of the termination or event or as of the originally scheduled valuation dates, and these payments will be made following the originally scheduled valuation dates. All rights with respect to phantom shares that are not vested as of the date of this termination or event, as the case may be, will be relinquished by the participant. If a participant’s employment is terminated for cause, all phantom shares, whether or not vested, will be forfeited by the participant, unless the Committee determines otherwise.

Dividend Equivalents

The Committee may grant “dividend equivalents” as part of any award granted under the Amended Plan. A dividend equivalent is a right to receive a payment of dividends declared and paid on all or a portion of the number of shares of Class A common stock subject to a specified award under the Amended Plan, as determined by the Committee. The grant of a dividend equivalent may be made at the time of the grant of the related award or at any time thereafter up to the time of payment of such award. Such payments may be in cash or, in the Committee’s discretion, in shares of Class A common stock or other securities designated by the Committee or in a combination of cash, shares of Class A common stock or such other securities. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of Class A common stock or otherwise reinvested.

Other Provisions

Performance Goals

The Committee may condition the grant, vesting and/or exercisability of any award upon the attainment of performance targets related to one or more performance goals over a performance period selected by the Committee. Awards that are not intended to satisfy the performance-based compensation exception to the deduction limitation set forth in Section 162(m) of the Internal Revenue Code may be based on the achievement of such goals and be subject to such terms, conditions and restrictions as the Committee shall determine. Awards that are intended to satisfy the performance-based compensation exception based on the satisfaction of one or more performance goals must be conditioned on the achievement during a specified performance period, of specified levels of one or more of the following measures: (i) operating income; (ii) adjusted operating income; (iii) income before income taxes; (iv) adjusted income before income taxes; (v) net income; (vi) adjusted net income; (vii) operating income before depreciation and amortization; (viii) earnings per share; (ix) revenues; (x) net revenues; (xi) free cash flow; (xii) net income from continuing operations; (xiii) total stockholder return; (xiv) share price; (xv) return on equity; (xvi) return in excess of cost of capital; (xvii) profit in excess of cost of capital; (xviii) return on assets; (xix) return on invested capital; (xx) net operating profit after tax; (xxi) operating margin; (xxii) gross margin; or (xxiii) any combination of the foregoing (each as determined in accordance with accounting principles generally accepted in the United States or as defined in the Amended Plan).

For awards intended to satisfy the performance-based compensation exception in Section 162(m) of the Internal Revenue Code, a performance period must be a calendar year or our fiscal year, or other longer or shorter period designated by the Committee, and must be established not later than ninety days after the start of such period; provided that no performance goal may be established after 25% of a performance period has elapsed.

Performance targets may be based on objectives related to individual performance, our performance, or the performance of a subsidiary, division, department, region, function or business unit. The performance targets may be determined on an absolute or cumulative basis or on a percentage of improvement over time. In addition, a performance target may be measured in terms of our performance (or of the performance of one of our subsidiaries, divisions, departments, regions, functions or business units) or measured relative to selected peer companies or a market index.

Prior to the payment of any award that has been conditioned upon achievement of a performance goal that is intended to qualify for the performance-based compensation exception provided for under Section 162(m) of the Internal Revenue Code, the Committee must certify whether the performance goal(s) have been achieved. The Committee may reduce any award below the maximum amount that could be paid based on the degree to which the performance goal(s) related to such award have been achieved.

In the event that, during a performance period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs that has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria, including, without limitation, changes in accounting standards, the Committee may, to the extent consistent with Section 162(m) of the Internal Revenue Code, adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the performance goals, to the extent necessary to prevent reduction or enlargement of the participants’ awards under the plan for such performance period attributable to such transaction, circumstance or event.

Adjustments

In the event of any subdivision or consolidation of outstanding shares of Class A common stock, declaration of a stock dividend or other stock split, our Board will proportionately adjust each of (i) the number of shares of Class A common stock reserved under the Amended Plan and available for issuance pursuant to awards, (ii) the number of shares of Class A common stock covered by outstanding awards, (iii) the exercise price or other price of outstanding awards, (iv) the appropriate fair market value and other price determinations for outstanding awards, and (v) the maximum aggregate number of shares of Class A common stock subject to awards under the Amended Plan or that may be granted to any participant during the ten-year term under the Amended Plan.

In the event of any other recapitalization or capital reorganization, our consolidation or merger with another corporation or entity, our adoption of any plan of exchange affecting Class A common stock, or any distribution to holders of Class A common stock or securities or property (including cash dividends that the Committee determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Class A common stock), our Board must make appropriate adjustments to (i) the number of shares of Class A common stock reserved under the Amended Plan and (ii)(a) the number of shares of Class A common stock covered by awards, (b) the exercise price or other price in respect of such awards, (c) the appropriate fair market value and other price determinations for such awards, and (d) the maximum number of shares of Class A common stock authorized for issuance under the Amended Plan (and the maximum number that may be granted to any participant during the term of the Amended Plan) to reflect such transaction; provided that such adjustments may only be such as are necessary to maintain the proportionate interest of the holders of the awards and preserve, without increasing, the value of such awards.

In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, our Board is authorized (i) to assume previously issued compensatory awards, or to substitute new awards for previously issued compensatory awards as part of such adjustment; (ii) to cancel awards that are stock options or stock appreciation rights and give the affected participants notice and opportunity to exercise for 30 days prior to such cancellation; or (iii) to cancel any such awards and to pay the participants in cash an amount that the Committee shall determine is equal to the fair market value of such grants on the date of such event.

Transfer Restrictions

Except as otherwise provided by the Committee, the rights of a participant with respect to any award shall not be transferable by the participant to whom the award is granted, except by will or the laws of descent or distribution.

Tax Withholding

We or one of our subsidiaries, as applicable, may deduct from amounts received under the Amended Plan any federal, state, local or other taxes required to be withheld in connection with an award, including by the withholding of shares of Class A common stock issuable pursuant to the awards based on the fair market value of the shares, in the Committee’s discretion. We may also require a participant to pay the amount of any withholding taxes in cash or by the delivery of shares or other property, subject to the Committee’s consent.

Amendment and Termination

The Amended Plan may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by our Board, provided that (i) no alteration or amendment will be effective without stockholder approval if approval is required by law or under the rules of the New York Stock Exchange, the Nasdaq Stock Market or any other stock exchange or automated quotation system on which our Class A and Class B common stock is listed or quoted; and (ii) no such termination, suspension, alteration or amendment may adversely alter or affect the terms of any then outstanding awards without the consent of the affected participant. Current rules of the New York Stock Exchange applicable to us require all material revisions to the Amended Plan to be approved by our stockholders.

Summary of Certain Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal tax consequences to participants arising from participation in the Amended Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Incentive Stock Options; Non-qualified Stock Options; Stock Appreciation Rights

Participants will not realize taxable income upon the grant of a non-qualified stock option or a stock appreciation right. Upon the exercise of a non-qualified stock option or stock appreciation right, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a stock appreciation right, or pursuant to the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, we and our subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, we will not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “—Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a non-qualified stock option or incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the non-qualified stock option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a non-qualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefor in satisfaction of the non-qualified stock option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the non-qualified stock option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above. If a reload option is issued in connection with a participant’s transfer of previously held common stock in full or partial satisfaction of the exercise price of a non-qualified stock option or incentive stock option, the tax consequences of the reload option will be as provided above for a non-qualified stock option or incentive stock option, depending on whether the reload option itself is a non-qualified stock option or incentive stock option. The Amended Plan allows the Committee to permit the transfer of awards in limited circumstances. See “—Other Provisions—Transferability of Awards.” For income and gift tax purposes, certain transfers of non-qualified stock options and stock appreciation rights generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of non-qualified stock options (other than in the context of divorce) or stock appreciation rights. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if a participant transfers a vested non-qualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the non-qualified stock option at the time of the gift. The value of the non-qualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the non-qualified stock option and the illiquidity of the non-qualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $13,000 (as of January 1, 2009) per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deduction rules. The gifted non-qualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax. This favorable tax treatment for vested non-qualified stock options has not been extended to unvested non-qualified stock options. Whether such consequences apply to unvested non-qualified stock options is uncertain and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of stock appreciation rights.

Restricted Shares; Unrestricted Shares; Restricted Share Units; Phantom Shares

A participant will not have taxable income at the time of grant of a stock award in the form of restricted share units or phantom shares denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives cash or common stock in settlement of the restricted share units or phantom shares, as applicable, in an amount equal to the cash or the fair market value of the common stock received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a restricted share award or unrestricted share award in an amount equal to the fair market value of the common stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make an valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the common stock is received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock or cash received. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we and our subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for future payments under the Amended Plan could also be limited by the golden parachute payment rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m) of the Internal Revenue Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Committee. Performance-based awards intended to comply with Section 162(m) of the Internal Revenue Code may not be granted in a given period if such awards relate to shares of common stock which exceed a specified limitation or, alternatively, the performance-based awards may not result in compensation, for a participant, in a given period which exceeds a specified limitation. If the Amended Plan is approved at the annual meeting, a participant who receives an award or awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation will be subject to the Individual Limit described under
“—Summary of the Amended Plan—Shares Subject to the Amended Plan.” Although the Amended Plan has been drafted to satisfy the requirements for the performance-based compensation exception, we may determine that it is in our best interests not to satisfy the requirements for the exception. See “Other Provisions—Performance Goals.”

New Plan Benefits under the Amended Plan

The benefits or amounts, if any, that will be received by or allocated to the individuals or groups named in the table below under the Amended Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time, except that we anticipate awarding each of our non-employee directors restricted share unit awards valued at $62,500 per director per year in satisfaction of the equity portion of the annual retainer fee pursuant to our director compensation program. We may also award additional restricted share units to those non-employee directors who elect to receive some or all of their cash compensation under our director compensation program in additional restricted share units. As such, except with respect to the compensation of our non-employee directors, the table below reflects the benefits or amounts that would have been received by or allocated to the individuals and groups named below for the last completed fiscal year if the Amended Plan had been in effect during such fiscal year.

Name and Principal Position	Dollar Value ($)		Number of Shares Underlying Awards
James W. Keyes, Chairman of the Board and Chief Executive Officer	—	(1)	—
Thomas M. Casey, Executive Vice President and Chief Financial Officer	—	(1)	—
Eric H. Peterson, Executive Vice President and General Counsel	—	(1)	—
Executive Group	—	(1)	—
Non-Executive Director Group	$500,000	(2)		(3)
Non-Executive Officer Employee Group	$18,734,659	(4)	5,490,131	(4)

(1)	Our executive officers did not receive equity awards during fiscal 2008 under either the 1999 Plan or the 2004 Plan.

(2)	This amount reflects the value of awards anticipated to be made during fiscal 2009 to our non-employee directors in satisfaction of the equity portion of the annual retainer fee pursuant to our director compensation program. It does not reflect additional restricted share units that may be awarded to non-employee directors who elect to receive some or all of their cash compensation under our director compensation program in additional restricted share units.

(3)	The number of shares underlying awards to our non-employee directors will be determined at the date of grant of the award.

(4)	This amount reflects the dollar value of and number of shares underlying awards, as applicable, made to all of our employees, including all officers who are not executive officers, as a group during fiscal 2008 under either the 1999 Plan or the 2004 Plan.

Prior Issuances of Awards under the 2004 Plan

The following table sets forth certain information regarding options received under the existing 2004 Plan since inception, by (i) the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (iv) each nominee for election as a director, (v) each person who has received 5% or more of such options, and (vi) all employees, including current officers who are not executive officers, as a group. We are not aware of any associates of any of the persons listed in (i)-(iv) above who have received options.

Name of Individual or Group	Number of Shares of Class A Common Stock Underlying Options Granted Since Inception
James W. Keyes, Chairman of the Board and Chief Executive Officer	7,765,547
Thomas M. Casey, Executive Vice President and Chief Financial Officer	1,500,000
Eric H. Peterson, Executive Vice President and General Counsel	700,000
Edward Bleier, Director Nominee	0
Robert A. Bowman, Director Nominee	0
Jackie M. Clegg, Director Nominee	0
James W. Crystal, Director Nominee	0
Gary J. Fernandes, Director Nominee	0
Jules Haimovitz, Director Nominee	0
Carl C. Icahn, Director Nominee	0
Strauss Zelnick, Director Nominee	0
John F. Antioco, Former Chairman of the Board and Chief Executive Officer	5,000,000
All current executive officers as a group	9,965,547
All current directors who are not executive officers as a group	0
All employees, including current officers who are not executive officers, as a group (1)	275,000

(1)	This number includes options that have been cancelled prior to their exercise and are eligible to be re-granted under the Amended Plan.

The Board recommends a vote FOR the approval of the Second Amendment and the material terms of the Amended Plan for purposes of Section 162(m) of the Internal Revenue Code.

PROPOSAL III

APPROVAL OF THE MATERIAL TERMS OF THE SENIOR BONUS PLAN FOR PURPOSES OF COMPLYING

WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Our Board and sole stockholder originally adopted and approved the Blockbuster Inc. Senior Executive Short-Term Incentive Plan (the “SESTIP”) on July 15, 1999. Our stockholders approved the SESTIP again on May 23, 2000. On June 2, 2004, our Board adopted, and on July 20, 2004, our stockholders approved, the Blockbuster Inc. Amended and Restated Senior Executive Short-Term Incentive Plan (the “Amended and Restated SESTIP”). The purpose of the Amended and Restated SESTIP is to benefit and advance our interests by granting performance-based awards to selected senior executives for the contributions of such executives to our financial success, thereby motivating them to continue to make such contributions in the future. At our annual meeting, stockholders will be asked to reapprove the material terms of the Amended and Restated SESTIP (as further amended to date and now named the Senior Executive Annual Performance Bonus Plan, the “Senior Bonus Plan”) so that awards that are intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Internal Revenue Code) will be fully deductible by us and our subsidiaries. The following summary of the Senior Bonus Plan does not purport to be a complete description of all provisions of the Senior Bonus Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of (i) the Amended and Restated SESTIP, which is filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, (ii) Amendment No. 1 to the Amended and Restated SESTIP, which is filed as Exhibit 10.23 to our Annual Report on Form 10-K for the annual period ended December 31, 2004, and (iii) the Second Amendment to the Amended and Restated SESTIP, which is filed as Exhibit 10.3(p) to our Quarterly Report on Form 10-Q for the quarterly period ended October 5, 2008.

Purpose of the Proposal

Our Board is requesting that stockholders approve the material terms of the Senior Bonus Plan so that certain designated awards under the Senior Bonus Plan may qualify for exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code. Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and our three other most highly compensated officers (other than our Chief Executive Officer and principal financial officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as performance-based compensation. In addition to certain other requirements, in order for awards under the Senior Bonus Plan to constitute performance-based compensation, the material terms of the Senior Bonus Plan must be disclosed to and approved by our stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which our stockholders previously approved the Amended and Restated SESTIP. Under the Section 162(m) regulations, the material terms of the Senior Bonus Plan are (i) the maximum amount of compensation that may be paid to a participant under the Senior Bonus Plan during a specified period, (ii) the employees eligible to receive compensation under the Senior Bonus Plan, and (iii) the business criteria on which performance goals are based. Accordingly, we are asking stockholders to approve in this Proposal III the material terms of the Senior Bonus Plan for Section 162(m) purposes. The material terms of the Senior Bonus Plan are disclosed below as follows: (i) the maximum amount of compensation is described in the section entitled “—Summary of the Senior Bonus Plan—Maximum Award,” (ii) the eligible employees are described in the section entitled “—Summary of the Senior Bonus Plan—Persons Who May Participate,” and (iii) the business criteria are described in the section entitled “—Summary of the Senior Bonus Plan—Administration of the Senior Bonus Plan and Performance Targets.”

Currently, the full value of awards under the Senior Bonus Plan may be fully deductible by us for federal income tax purposes. However, the deductibility of awards granted to Covered Employees after our annual meeting will potentially be limited unless the maximum award limits, eligibility provisions and business criteria in the Senior Bonus Plan are reapproved by stockholders.

Summary of the Senior Bonus Plan

The Senior Bonus Plan provides for objective performance-based awards for selected senior executives, subject to a maximum limit, as described in more detail below. Amounts paid under the Senior Bonus Plan are intended to qualify as performance-based compensation which is excluded from the $1,000,000 limit on deductible compensation set forth in Section 162(m) of the Internal Revenue Code.

Persons Who May Participate

Any of our employees or employees of one of our subsidiaries or divisions who are at the level of senior vice president or above is eligible to participate in the Senior Bonus Plan. As of April 5, 2009, approximately 20 employees were eligible to participate in the Senior Bonus Plan.

Administration of the Senior Bonus Plan and Performance Targets

The Senior Bonus Plan is administered by a committee appointed by our Board (for purposes of this discussion, the “Committee”). The Committee must be comprised of at least such number of directors as is required from time to time to satisfy the performance-based compensation exception provided for under Section 162(m) of the Internal Revenue Code, each of whom must be an “outside director” within the meaning of Section 162(m).

Under the Senior Bonus Plan, the Committee may designate participants and establish performance targets and target awards for each participant not later than ninety days after the beginning of a calendar year or our fiscal year, or such other period designated by the Committee, provided such performance targets and target awards are established before 25% of such period has elapsed. The performance targets may relate to the attainment of specified levels of one or more of the following measures: (i) operating income; (ii) adjusted operating income; (iii) income before income taxes; (iv) adjusted income before income taxes; (v) net income; or (vi) adjusted net income. Operating income, income before income taxes and net income are determined in accordance with accounting principles generally accepted in the United States. Adjusted operating income is defined as operating income plus intangible amortization and depreciation expenses, adjusted for non-cash charges. Adjusted income before income taxes is defined as income before income taxes, adjusted for non-cash charges. Adjusted net income is defined as net income, adjusted for non-cash charges. Non-cash charges may include, without limitation, the impacts to operating income, income before income taxes and net income, as applicable, of changes in accounting principles or estimates or other unusual, infrequent non-cash items.

Shortly after the end of each performance period, the Committee must certify whether or not the performance targets have been achieved. The Committee has the right, in its sole discretion, to reduce the amount of the award to any participant to reflect the Committee’s assessment of the participant’s individual performance or for any other reason. These awards are payable in cash as soon as practicable thereafter.

To receive payment of an award, the participant must have remained in our continuous employ through the end of the applicable performance period. However, if a participant becomes permanently disabled or dies during a performance period, the participant or his or her estate shall be awarded, unless his or her employment agreement provides otherwise, a pro rata portion of the award earned for the performance period. In addition, if (i) we terminate a participant’s employment other than for cause or (ii) a participant terminates his or her employment for good reason, the participant shall be awarded, unless his or her employment agreement provides otherwise, to the extent the performance targets for the performance period are achieved and certified, a pro rata portion of the award earned for the performance period. The Committee has the right, in its sole discretion, to reduce the amount of the award to reflect the Committee’s assessment of the participant’s individual performance prior to the applicable termination event or for any other reason. Unless otherwise specifically defined by an employment agreement or a benefit plan document, a determination as to whether a participant’s employment has been terminated for cause, for good reason or due to permanent disability shall be made by the Committee in its sole discretion.

Maximum Award

The Senior Bonus Plan provides that the maximum award to any participant for any performance period is determined by multiplying a participant’s salary by a factor of eight. Salary is defined as (i) for any participant hired on or before December 31, 2003, the annual salary (including any deferred amounts) of the participant as of December 31, 2003; and (ii) for any participant hired after December 31, 2003, the annual salary (including any deferred amounts) of the participant on the date of such participant’s hire; provided, however, that the salary for any participant hired after December 31, 2003 shall not be deemed to exceed the highest salary of any participant whose salary has been determined pursuant to the provision described in clause (i) above. As of the date of this Proxy Statement, the highest salary of any participant was $750,000. As such, the maximum dollar amount of compensation that could be payable to any participant for any performance period under the Senior Bonus Plan is $6,000,000.

Adjustments

In the event that, during a performance period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event, occurs, or any other event or circumstance occurs that has the effect, as determined by the Committee in its sole and absolute discretion, of distorting the applicable performance targets, including, without limitation, changes in accounting standards, the Committee may, to the extent consistent with Section 162(m), adjust or modify, in its sole and absolute discretion, the calculation of the performance targets, to the extent necessary to prevent reduction or enlargement of participants’ awards under the Senior Bonus Plan for such performance period attributable to such transaction, circumstance or event.

Transfer Restrictions; No Right to Continued Employment

The rights of a participant with respect to any award under the Senior Bonus Plan are not transferable other than by will or the laws of descent and distribution. No award under the Senior Bonus Plan will be construed as giving any employee a right to continued employment.

Amendment

Our Board may at any time alter, amend, suspend or terminate the Senior Bonus Plan in whole or in part; provided, however, that no alteration or amendment will be effective without the approval of our stockholders if their approval is required by law.

New Plan Benefits under the Senior Bonus Plan

The benefits or amounts, if any, that will be received by or allocated to the individuals or groups named in the table below under the Senior Bonus Plan are subject to the discretion of the Committee. Therefore, it is not possible to determine the benefits or amounts that will be received by particular eligible persons or groups pursuant to the Senior Bonus Plan in the future. In addition, with respect to fiscal 2009, our Compensation Committee and Board have determined not to establish performance targets or bonus target awards under the Senior Bonus Plan for fiscal 2009. The Compensation Committee will have the ability to award discretionary bonuses for fiscal 2009 based upon one or more of the performance measures set forth in the Senior Bonus Plan or other measures that it may determine are appropriate. In making this determination, the Compensation Committee believes that not establishing fiscal 2009 performance targets or bonus target awards is in our best interests given that it provides maximum flexibility in achieving the appropriate risk-reward balance in executive compensation during difficult and unpredictable economic conditions. For a discussion of awards made under the Senior Bonus Plan for fiscal 2008, please see “Executive Officer and Director Compensation—Compensation Discussion & Analysis—Compensation of the Named Executive Officers—Bonus.”

The Board recommends a vote FOR the approval of the material terms of the Senior Bonus Plan for purposes of Section 162(m) of the Internal Revenue Code.

PROPOSAL IV

ANNUAL ADVISORY RESOLUTION OF STOCKHOLDERS TO RATIFY

NAMED EXECUTIVE OFFICER COMPENSATION

Description of Proposal

As disclosed in a press release and in the proxy statement for our 2008 annual meeting, beginning with this year’s annual meeting, we will submit to our stockholders for approval each year a non-binding resolution to ratify the compensation of our named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in the proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis). As disclosed herein, we have also amended our Corporate Governance Guidelines to provide that, in the event that stockholders do not approve this non-binding resolution, the Board will establish a committee of directors to meet with stockholders to address stockholders’ concerns with respect to the compensation of our named executive officers.

We believe that both we and our stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. This proposal, common known as a “say-on-pay” proposal, gives our stockholders the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“RESOLVED, that the stockholders hereby ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis).”

Because the vote on this proposal is advisory in nature, it will not be binding on our Board. However, both our Compensation Committee and Board intend to take into account the outcome of the vote (and any discussion between stockholders and a committee established by the Board to address stockholders’ concerns as discussed above), when considering future executive compensation arrangements.

Board Recommendation on Proposal

The Board recommends a vote FOR the proposal to ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis). The management proxy holders will vote all duly submitted proxies FOR ratification unless duly instructed otherwise.

PROPOSAL V

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Description of Proposal

In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP as Blockbuster’s independent auditors to audit our consolidated financial statements for fiscal 2009 and to render other services required of them. The Board is submitting the appointment of PricewaterhouseCoopers LLP for ratification at the annual stockholders meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

The submission of this matter for approval by stockholders is not legally required; however, the Board and its Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board and its Audit Committee on an important issue of corporate governance. If the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee.

The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the independent auditors. Ratification by the stockholders of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to direct the appointment of new independent auditors at any time during the year or thereafter.

Board Recommendation on Proposal

The Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Blockbuster’s independent auditors for fiscal 2009. The management proxy holders will vote all duly submitted proxies FOR ratification unless duly instructed otherwise.

OTHER BUSINESS

The Board knows of no other business or nominees as of the date of printing this proxy statement other than the proposals described above in this proxy statement that will be presented for consideration at the meeting. If any other business or nominees should properly come before the meeting or any adjournment thereof, it is the intention of the management proxy holders to vote in accordance with their best judgment in our interest.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Stockholder proposals will be eligible for consideration for inclusion in the proxy statement and proxy relating to our 2010 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 if all applicable requirements of Rule 14a-8 are satisfied and such proposals are received by the Secretary of Blockbuster no later than December 16, 2009. Such proposals should be directed to Blockbuster Inc., Attention: Secretary, 1201 Elm Street, Dallas, Texas 75270.

Our bylaws currently provide that, in order for a proposal that is not intended to be included in our proxy statement to be properly submitted as business to come before our 2010 annual stockholders meeting, the proposal must be received by us no earlier than the close of business on January 28, 2010 and no later than the close of business on February 27, 2010. If the date of the 2010 annual meeting is more than 30 days before or more than 70 days after May 28, 2010 (the one year anniversary of the date of our 2009 annual meeting), then the proposal must be received by us no earlier than the close of business on the 120th day prior to the 2010 annual meeting and no later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made by Blockbuster. For any such matter to be properly submitted as business to come before the annual meeting, the proposal must comply with the procedures specified in our bylaws. Such proposals should be directed to Blockbuster Inc., Attention: Secretary, 1201 Elm Street, Dallas, Texas 75270.

In addition to the requirements in our bylaws regarding stockholder proposals generally, our bylaws also provide that a stockholder may nominate a person for election to our Board only if written notice of such nomination(s) is received by the Secretary within the applicable time period set forth above and such notice includes certain specified information, including: (1) all information relating to each person whom the stockholder proposes to nominate for election as a director that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934; and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as a director of Blockbuster.

By Order of the Board of Directors,

Eric H. Peterson
Executive Vice President,
General Counsel and Secretary

April 15, 2009

SECOND AMENDMENT TO THE

BLOCKBUSTER INC.

2004 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

THIS SECOND AMENDMENT (the “Second Amendment”) to the Blockbuster Inc. 2004 Long-Term Management Incentive Plan, as amended through October 6, 2004 (the “Plan”), is made and is effective May 28, 2009 (the “Effective Date”), by Blockbuster Inc. (the “Company”). Capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

WITNESSETH:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company;

WHEREAS, Article XI of the Plan provides that no alteration or amendment of the Plan will be effective without stockholder approval if such approval is required by law or under the rules of the New York Stock Exchange;

WHEREAS, the Company’s board of directors (the “Board”) has determined that it is desirable to amend the Plan in order to increase the total aggregate number of shares of Common Stock that may be subject to Awards under the Plan by 17,787,954 shares, which is equal to the number of shares that will no longer be available to the Company for issuance under the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan, as amended through October 6, 2004 (the “1999 Plan”), upon the expiration of the 1999 Plan on July 15, 2009 (the “Amendment”); and

WHEREAS, the Amendment was approved by the Company’s stockholders on May 28, 2009.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date as set forth below.

1. The first sentence of Section 1.5 of the Plan is hereby deleted and replaced in its entirety with the following:

The total aggregate number of shares of Common Stock that may be subject to Awards under the Plan (the “Section 1.5 Limit”) since its inception shall be 37,787,954 shares, subject to adjustment pursuant to Article IX hereof.

NOW, THEREFORE, be it further provided that, except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this Second Amendment by its duly authorized officer, effective as of the Effective Date.

BLOCKBUSTER INC.

By:
Kim Alleman, Senior Vice President

BLOCKBUSTER

BLOCKBUSTER INC.
1201 ELM STREET
DALLAS, TX 75270

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 27, 2009 (May 25, 2009 for participants in the Blockbuster Investment Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Blockbuster Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and other proxy materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 27, 2009 (May 25, 2009 for participants in the Blockbuster Investment Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Blockbuster Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK: M11560 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BLOCKBUSTER INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3, 4 AND 5 BELOW.

	For All	Withhold All	For All Except
1. To elect as Directors of Blockbuster Inc. the nominees listed below.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Edward Bleier
02) Robert A. Bowman
03) Jackie M. Clegg
04) James W. Crystal
05) Gary J. Fernandes
06) Jules Haimovitz
07) Carl C. Icahn
08) James W. Keyes
09) Strauss Zelnick

(**NOTE:** Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M11561

Blockbuster Inc.
1201 Elm Street
Dallas, Texas 75270

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BLOCKBUSTER INC.

The undersigned stockholder(s) hereby appoints Mr. James W. Keyes, Mr. Thomas M. Casey and Mr. Eric H. Peterson as proxies and attorneys-infact, each with the power to act without the other and with full power of substitution and resubstitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Blockbuster Inc. Class A Common Stock and Blockbuster Inc. Class B Common Stock that the undersigned would be entitled to vote at the 2009 Annual Meeting of Stockholders of Blockbuster Inc. to be held at 1201 Elm Street, 42nd Floor, Dallas, Texas 75270 on May 28, 2009, at 10:00 a.m., Central Daylight Time, and to vote in their discretion, upon such business as may properly come before the meeting or any adjournment thereof, with all powers that the undersigned would possess if present at the annual meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5, AND AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

NOTE TO PARTICIPANTS IN THE BLOCKBUSTER INVESTMENT PLAN: If you hold shares of Blockbuster Inc. Class A Common Stock or Blockbuster Inc. Class B Common Stock through Blockbuster's 401(k) plan, you should complete, sign and return this proxy card to instruct the trustee of the plan how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 25, 2009 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions and so that your eligible 401(k) plan shares will be represented at the meeting.

PLEASE MARK, DATE AND SIGN THIS PROXY CARD ON THE OTHER SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY BY FOLLOWING THE INTERNET OR TELEPHONE VOTING INSTRUCTIONS PROVIDED HEREIN.